                    DATED      3RD JUNE              1998
                    --------------------------------------

                    (1) USF NOMINEES LIMITED


                    (2) DLJ UK PROPERTIES LIMITED


                    (3) DONALDSON, LUFKIN & JENRETTE, INC.

                   -----------------------------------------

                                  UNDERLEASE

                   of the whole of 109-118 Old Broad Street
                   London EC2

                   -----------------------------------------

                  From :                       3rd June 1998

                  Term :                            20 years

                  Expires:                     2nd June 2018

                  Initial rent:    Pounds sterling 5,764,540













                                    BOODLE
                                    -------
                                   HATFIELD



                       61 Brook Street  o London W1Y 2BL
                Telephone 0171 629 7411  o Fax 0171 629 2621  o DX53

                                     INDEX
                                     -----



INTERPRETATION...................................................
  Defined terms..................................................
  End of the Term................................................
  Landlord and Tenant(Covenants) Act 1995........................
  Construction of obligations....................................
  Statutes.......................................................
  Value Added Tax................................................
  Indemnities....................................................
  Superior interests.............................................
  Approvals......................................................
  Vitiation of insurance.........................................
  Parties and joint and several obligations......................
  Clause numbers.................................................

TERM RIGHTS & RENTS..............................................

TENANT'S COVENANTS...............................................
  Rent...........................................................
  Interest on arrears............................................
  Outgoings......................................................
  Common outgoings...............................................
  Common items...................................................
  Value Added Tax ...............................................
  Gas electricity and other services.............................
  Repair.........................................................
  To clean windows...............................................
  Internal decoration............................................
  External decoration............................................
  Standard of works..............................................
  Reinstatement and delivery at end of Term......................
  Alienation.....................................................
  Enforcement of underlease terms................................
  Registration of dealings.......................................
  Alterations....................................................
  Permitted user.................................................
  No nuisance....................................................
  No overloading.................................................
  Other restrictions.............................................
  Contamination..................................................
  Waste and refuse...............................................
  Plant and machinery............................................
  Aerials........................................................
  Signs..........................................................
  Preservation of rights and boundaries..........................
  Reletting and for sale notices.................................
  Rights of entry................................................
  To permit Landlord to remedy breach............................
  Statutory obligations..........................................
  Copies of notices..............................................
  To pay charges under the Planning Acts.........................
  No planning applications etc without consent...................
  Copies of permissions..........................................

  To complete works before end of Term...........................
  Landlord's costs...............................................
  Indemnities....................................................
  Deeds affecting the reversion..................................
  Surety.........................................................

LANDLORD'S COVENANT..............................................
  Quiet Enjoyment................................................

INSURANCE OBLIGATIONS............................................
  Landlord to effect insurance...................................
  Landlord's insurance covenants.................................
  Landlord to obtain consents for rebuilding.....................
  Landlord to reinstate..........................................
  Cesser of rent and termination.................................
  Tenant's insurance obligations.................................
  Payment of monies to Landlord..................................

PROVISOS.........................................................
  Forfeiture.....................................................
  No implied rights..............................................
  No restrictions on adjoining property..........................
  Exclusion of liability ........................................
  Release of Landlord............................................
  Service of notices.............................................
  Representations................................................
  Validity.......................................................
  Applicable Law.................................................
  Floor areas....................................................

RENT REVIEW......................................................
  Frequency of review............................................
  Upwards only reviews...........................................
  Basis of valuation.............................................
  Treatment of rent free periods.................................
  Method of determination........................................
  Interim arrangements...........................................
  Time not of the essence........................................
  Statutory restrictions.........................................
  Memoranda......................................................
  The Arbitration Act 1996.......................................

SURETY'S COVENANTS...............................................

SCHEDULE 1.......................................................
  (Rights granted)...............................................

SCHEDULE 2.......................................................
  (Exceptions and reservations)..................................

SCHEDULE 3.......................................................
  (Documents which affect or relate to the Premises).............
  (Encumbrances).................................................
  (Documents which benefit the Premises).........................

SCHEDULE 4.......................................................
  (Alienation conditions)........................................
  (Requirements for an assignment)...............................
  (General requirements).........................................

SCHEDULE 5.......................................................
  (Surety covenants).............................................

SCHEDULE 6.......................................................
  (Form of Authorised Guarantee Agreement).......................

SCHEDULE 7.......................................................
  (Agreed net internal areas)....................................

THIS UNDERLESS  made the third day of June 1998
--------------

BETWEEN:
--------

(1) USF NOMINEES LIMITED (Company Registration Number 263490) whose registered office is at Unilever House Blackfriars London EC4P 4BQ ("the Landlord") and

(2) DLJ UK PROPERTIES LIMITED (Company Registration Number 3530382) whose registered office is at 99 Bishopsgate London EC2M 3XD ("the Tenant") and

(3) DONALDSON, LUFKIN & JENRETTE, INC. of 227 Park Avenue New York 10  whose address for service is c/o S J Berwin & Co of 22 Grays Inn Road London

    WC1X 8HB (Ref: ENHP) ("the Surety")

WITNESSES as follows:
---------

INTERPRETATION
--------------

1.  IN this lease the headings and index shall be ignored in its construction and unless context otherwise requires:

    Defined terms
    -------------

    1.1 The following expressions have the meanings set against them:

        "A3 Unit"            the Part of the Premises shown for the purpose

                             identification only edged red on the plan annex

                             hereto.

        "Basic Rent"         the rent payable under Clause 2.1

        "conduits"           pipes sewers drains cisterns ducts  waterthouse

                             wires cables channels flues and conducting

                             media and  any other  apparatus

        "Contract Employee"  an employee or partner of another firm who within the Premises solely providing services the

                             Tenant and who solely works for the Tenant and

                             whose function would be performed by employee of

                             the Tenant in the absence  contractual relationship


        "full cost of        such amount as is the full cost of rebuilding

        reinstatement"       Premises after destruction by an Insured

                             (including the cost of shoring-up demolition

                             clearance any works that may be required statute

                             professional fees payable on applications for

                             planning permission or consents Value Added Tax and

                             other expenses) when the rebuilding occurs

                             any likely increases in building costs up to time

                             of completion

        "Insurance Rent"     such sums as the Landlord shall pay by way gross

                             premiums:

                             (1) for effecting insurance at commercial rates

                             under Clause 5.1 and

                             (2) in respect of the Landlord's liability

                             insurance at reasonable commercial rates

                             Together with (or with where applicable the

                             proportion of):

                             (3) all reasonable and proper expenses

                                [ MAP OMITTED ]



                                [ FLOOR PLAN ]
                             incurred by the Landlord in connection with

                             valuation of the full cost of reinstatement

                             excluding any expenses incurred by the Landlord

                             in carrying out any more than one valuation in

                             three year period) and

                             (4) any reasonable or usual excesses as insurers

                             require under any policy of insurance effected by

                             the Landlord under Clause 5.1 respect of any

                             Insured Damage that occurs

        "Insured Damage"     damage or destruction to any part of the

                             which is caused by a risk against which at the

                             of the damage or destruction the Landlord has

                             should have effected insurance of that part of

                             Premises under Clause 5.1

        "Insured Risks"      damage or destruction arising from

                             activity fire lightning storm explosion

                             aircraft and other aerial devices and

                             dropped therefrom riot malicious damage

                             commotion earthquake (fire and shock) bursting

                             overflowing of water tanks apparatus or pipes

                             so long as each such risk remains insurable

                             insurers of repute at reasonable commercial

                             or is actually insured by the Landlord in

                             reasonable discretion for the purposes of

                             Lease together with such other usual commercial

                             risks of damage or destruction to the

                             against which the Landlord reasonably from

                             to time effects insurance for the purpose of

                             Lease (if any) or as the Tenant may reasonably

                             require

        "Landlord's          insurance against all liability of the Landlord

        liability            third parties arising out of or in connection

        insurance"           the Premises or any matter relating to the Premises

                             on such terms and in such amount as the Landlord

                             from time to time reasonably determines

        "Loss of Rent"       the amount of the Basic Rent for the time

                             payable during a period of five years including

                             increase in Basic Rent during such period the

                             Landlord reasonably estimates occur as result of

                             any review due under Clause.

        "Outgoings"          (in relation to the Premises or other property as

                             context requires) all present and future

                             charges taxes assessments impositions

                             outgoings of any kind (including without limit

                             the foregoing any which are of a capital or

                             recurring nature or wholly novel) assessed charged

                             imposed or payable by or on any owner

                             occupier of or on or in respect of the Premises

                             (pursuant to Clause 3.4 hereof) other

                              respectively

        "Planning Acts"      the Town and Country Planning Act 1990

                             Planning (Listed Building and Areas)

                             Act 1990 the Planning (Substances) Act 1990

                             and other statutes relating town and country

                             planning

        "Plant"              all plant and machinery comprising part of

                             Landlord's fixtures and fittings now or hereafter

                             or serving the Premises including (but

                             limiting the foregoing) any lifts and lift

                             boilers public address system internal telephone

                             air conditioning heating and ventilation plant a

                             machinery sprinklers and associated

                             electrical systems fire detection and fire

                             systems central or monitoring systems

                             installations and any plant and machinery

                             time to time installed to replace any of

                             foregoing

        "Premises"           the whole and each part of the premises known

                             109/118 Old Broad Street London EC2 register

                             at H M Land Registry under title number

                             738917 including all additions and alterations

                             the Premises and (without limiting the foregoing any tiles carpeting and other furnishing of floor referred to in the specification

                             hereto but excluding (for the avoidance of

                             any Tenant's fixtures and fittings

        "Prescribed Rate"    4 per cent annum above the base rate

                             National Westminster Bank plc or (if such

                             ceases to exist) above such other base rate

                             interest as the Landlord from time to time

                             reasonably determines

        "Quarter Days"       25 March 24 June 29 September and

                             December in each year

        "rents"              the Basic Rent and the Insurance Rent

        "Rent                14th June 1999

        Commencement

        Date"

        "Superior Lease"     a lease dated 3 April 1996 between Old

                             Street Properties Limited (1) and the Landlord(2)

        "Term"               the term of year granted by Clause 2 together

                             with any period of holding-over extension

                             continuance by statute or common law

        "Visitor"            The Tenant any undertenant (however remote)

                             the whole or any part of the Premises and a person

                             within the Premises expressly with

                             authority or under the control of the Tenant or a
                                        such undertenant

                    "1954 Act"          the Landlord and Tenant Act 1954

                    "Group Company"     any subsidiary or holding company of
                                        the Tenant or the Guarantor and for the
                                        purpose of this Lease, a company is a
                                        subsidiary of another company or
                                        holding company if that other company
                                        holds a minimum of 25% of the issued
                                        share capital carrying voting rights

            End of the Term

            1.2 "The last year of the Term" and "the end of the Term" mean the last twelve months of and the end of the Term however it ends (including by expense forfeiture or surrender)

            Landlord and Tenant (Covenants) Act 1995

            1.3 The expressions "excluded assignment" "authorised guarantee agreement" and "collateral agreement" have in relation to this Lease the meanings specified in Sections 11(1) 16 and 28(1) of the Landlord and Tenant (Covenants) Act 1995

          Construction of obligations

            1.4   Obligations by the Tenant:

                  1.4.1 not to do or omit to do anything in relation to the
                        Premises or other property include an obligation to ensure that such act or thing is not done or omitted by (in relation to the Premises) any other person and (in relation to other property) and Visitor

                  1.4.2 to do anything in relation to the Premises or other
                        property include obligation to ensure that (in relation to the Premises) all other persons and (in relation to other property) all Visitors comply with them

            1.5 References to obligations of the Tenant in this Lease include obligations of the Tenant in any document entered into pursuant to this lease and in any collateral agreement

            Statutes

            1.6 References to a statute or a statutory instrument include any extension, amendment or re-enactment for the time being in force and any regulation instruments permissions directions orders or notices for the time being made or issued under them

            Value Added Tax

            1.7 References to Value Added Tax include any similar tax substituted for or levied in addition to it

            Indemnities

            1.8 Obligations to indemnify the Landlord against a matter are obligations to indemnify the Landlord against liabilities actions proceedings damages penalties proper costs expenses claims and demands of whatsoever nature and any property fees and expenditure incurred arising directly or indirectly from or in connection with that matter

            Superior interests

            1.9 References to the Landlord include any superior landlord of the Landlord where:

                  1.9.1 the relevant superior lease requires the approval of the superior landlord to a matter and the Landlord's approval to that matter is required under this Lease (although nothing in this Lease shall prevent the superior landlord from withholding its approval if it is entitled to do so under the relevant superior lease)

                  1.9.2 there is provision for repayment to the Landlord of any expense incurred and

                  1.9.3 there is an indemnity in favour of the Landlord

            Approvals

            1.10 References to the approval or consent of or to a matter being approved by a person are to its prior written approval or consent

            Vitiation of insurance

            1.11 References to insurance being vitiated are to the insurance effected under Clause 5.1 (and if relevant Landlord's liability or other similar insurance) being vitiated and/or payment of the insurance monies under such insurance being refused in whole or part by reason of any act or omission by any Visitor

            Parties and Joint and several obligations

            1.12 References to "the Landlord" and "the Tenant" include the immediate landlord and the tenant for the time being under this Lease and (if respectively more than one person) their and the Surety's obligations are joint and several

            Clause numbers

            1.13 Without further designation references to numbered Clauses and Schedules and to clauses of and schedules to this Lease

TERM RIGHTS & RENTS

2.    THE Landlord DEMISES the Premises to the Tenant

            TOGETHER WITH (in common with the Landlord those authorised by it and all others with similar rights) the rights specified in
            Schedule 1

            RESERVING to the Landlord and those authorised by it the rights specified in Schedule 2

            SUBJECT to the matters specified in Part I of Schedule 3 and (insofar as they are valued and affect the Premises) with the benefit of the matters in or referred to in the document specified in part II of Schedule 3

            TO HOLD to the Tenant from and including the 3rd day of June 1998 a term of 20 years

            PAYING to the landlord:

            2.1 Yearly during the Term (and proportionately for any shorter period) (pounds sterling) 5,764,540 (Five million seven hundred and sixty-four thousand five hundred and forty pounds) (subject to increase in accordance with Clause 7) by equal quarterly payments in advance on the Quarter Days the first to be made on the Rent Commencement Date proportionate from and including the Rent Commencement Date to and including the day before the next Quarter Day

            2.2 By way of further rent the Insurance Rent within ten days of demand

TENANT'S COVENANTS

3. THE Tenant COVENANTS with the Landlord during the Term and thereafter specified as follows:

            Rent

            3.1   To pay the rents:

                  3.1.1 in accordance with Clause 2 without any deduction and not to exercise any right or claim to withhold rent or legal or equitable set-off

                  3.1.2 (if so requested by the Landlord in writing) by
                        banker's standing order credit transfer to a bank account in the United Kingdom nominated by the Landlord

            Interest on arrears

            3.2 To pay the Landlord interest at the Prescribed Rate from when the rent or other sum was due or incurred until actual payment or reimbursement (whether formally demanded or not and before and after the judgment) on:

                  3.2.1 any part of the Insurance Rent unpaid on the due date

                  3.2.2 any part of the Basic Rent unpaid seven days after it is due

                  3.2.3 any other sum due under this Lease unpaid ten days
                        after it is due

                  PROVIDED THAT this sub-clause is without prejudice to any other right of Landlord and rents and other sums shall be deemed unpaid if the Tenant is in breach of the terms of this Lease and the Landlord has properly refused to accept a payment so as not to waive a right to forfeit this Lease

            Outgoings

            3.3 To pay and indemnify the Landlord against all Outgoings which relate to Premises excluding (save for Value Added Tax) any payable by the Landlord occasioned by receipt of the rents or by any dealing with any interest ownership in the Premises of the Landlord or any superior landlord

            Common outgoings

            3.4 To repay to the Landlord within ten days of demand a fair proportion (to be reasonably determined from time to time by the Landlord) of any Outgoings which relate to the Premises and other property

            Common items

            3.5 To pay on demand a fair proportion (to be determined from time to time by the Landlord) of the costs of maintaining repairing renewing rebuilding (in the case of renewing and rebuilding when necessary for the purpose of repair) cleansing as appropriate all conduits for which the Tenant is not liable hereunder the use which is common to the Premises and any other property

            Value Added Tax

            3.6 To pay to the Landlord as additional rent any Value Added Tax chargeable any payments or other consideration (including the rents) made or given by the Tenant under or in connection with this Lease such Value Added Tax to be payable in addition to such payments or other consideration and on receipt thereof the Landlord shall issue a valid Value Added Tax invoice addressed to the Tenant

            3.7 Where under this Lease the Tenant agrees to pay the Landlord or any other person (including without limitation by way of indemnity or reimbursement a sum calculated by reference to an amount expended by the Landlord or another person to pay in addition a sum equal to any Value Added Tax on such amounts save to the extent (if any) that is recoverable or has been recovered by the Landlord or other person respectively

            3.8 at no time to represent or claim to the Commissioners of Customs & Excise any other person or authority or bring proceedings of any kind to establish that or any person with whom it is connected within the meaning of Section 839 the Income and Corporation Taxes Act 1988 has as at the date of this Lease provided finance for the Landlord's development of the Premises or entered into any agreement arrangement or understanding (whether or not legally enforceable) to provide finance for the Landlord's development of the Premises (within the meaning of paragraph 3A(3) and (4) Schedule 10 VATA 1994 that any supplies for Value Added Tax purposes made to the Tenant by the Landlord under this Lease should not be treated as taxable supplies by virtue of the provisions of paragraph 2(3AA) Schedule 10 VATA 1994

            Gas electricity and other services

            3.9 To pay to the suppliers all charges for gas electricity and other services consumed or used at the Premises and all charges for meters and telephones and to comply with all requirements of the supplying authorities insofar as they relate to the Premises

            Repair

            3.10 To keep the Premises in good and substantial repair and condition except Insured Damage save where the insurance against such Insured Damage is vitiated

            3.11 To keep the Premises in a clean and tidy condition and clear of all rubbish

            3.12 To replace any landlord's fixtures in the Premises which are or become beyond repair with other good quality fixtures

            3.13 To give written notice to the Landlord of any defect or item requiring repair in the Premises which might give rise to a common law or statutory duty on the Landlord in favour of the Tenant or any other person as soon as it comes to the attention of the Tenant or those deriving title under it

            To clean windows

            3.14 to clean all windows of the Premises as often as may be necessary and externally at least once in every month and internally once in every two months

            Internal decoration

            3.15 In 2003 and thereafter at least once in every consecutive period of five years and in the last twelve months of the last year of the Term (but no so that these works are required twice in any one period of twenty four consecutive months) prepare and paint with at least two coats of good quality paint all parts of the inside of the Premises as shall have been previously painted

            3.16 In the last twelve months of the last year of the Term (but not so that the works are required twice in any one period of twenty-four consecutive months to supply and lay throughout the Premises new blinds and new fitted carpets such carpets to be of no less quality than those set out in specification annexed hereto and of a colour and design required by Landlord acting reasonably both as to the colour and design required by Landlord acting reasonably both as to the colour design and cost of such blinds and carpets

            External decoration

            3.17 In 2003 and thereafter at least once in every consecutive period of five years and in the last twelve months of the last year of the Term (but not so that the works are required twice in any one period of twenty-four consecutive months to prepare and paint with at least two coats of good quality paint all parts of the exterior of the Premises as shall have been previously painted and as often as reasonably necessary to clean and re-point the external brickwork plasterwork and stonework of the Premises PROVIDED THAT the Tenant shall not paint the whole or any part of any external brickwork steelwork or stonework of Premises unless such has actually been painted before the date of this Lease

            3.18 As often as is reasonably necessary to clean and treat in a proper manner other surfaces and fixtures in the Premises not required to be painted

            Standard of works

            3.19 To carry out repairs decorations and other works required under this Lease in a good and workmanlike manner

            Reinstatement and delivery at the end of Term

            3.20  Before the end of the Term:

                  3.20.1 to remove any additions or alterations made to the
                         Premises during Term so as to reinstate and restore the Premises into the state and condition set out in the specification annexed hereto

                  3.20.2 to remove any advertisements or signs erected on or near the Premises and

                  3.20.3 to make good any damaged caused by such removal and the removal of tenant's fixtures

            3.21 At the end of the Term to deliver the Premises up in repair and in accordance with the Tenant's obligations in this Lease

          Alienation

            3.22 Not to assign charge underlet hold on trust for another or otherwise part with share possession or occupation of or suffer any other person to occupy or have an interest in the whole or any part of the Premises save by way of assignment charge sharing occupation or possession or underletting of the whole of the Premises or an underletting of part of the Premises satisfying the relevant requirements of Schedule 4

            Enforcement of underlease terms

            3.23 In relation to any underlease however remote of the whole or any part of Premises:

               3.23.1 not to waive or save with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed if such variation complies with the terms of the Lease) vary its terms

               3.23.2 to procure that the tenant for the time being complies with the covenant given or which it should have given to the Landlord pursuant to Part II Schedule 4 and in any document entered into by the Tenant pursuant to this Lease

               2.23.3 to operate properly any provisions for the review of rent thereby reserved in accordance with its terms

               3.23.4 within twenty-one days to give notice to the Landlord of the details and the determination of every rent review

            Registration of dealings

            3.24 Within twenty-eight days after any assignment charge underlease transmission or other disposition or devolution relating to the whole or any part of the Premises or any derivative interest in them to give notice of such to the landlord and to produce to the Landlord a certified copy of the relevant document and to pay the Landlord's solicitors' reasonable and proper charges for the registration of every such document

            Alterations

            3.25 Not to erect any new buildings on the Premises nor to annex the Premises to other premises nor to make any alterations or additions which will alter the height or elevation of the Premises and not to make any external or any structural alterations or additions to the Premises

            3.26 Subject to Clause 3.25 not to make any other alterations or additions to the Premises without the Landlord's approval (such approval not to be unreasonably withheld or delayed) nor without having entered into such obligations as Landlord shall reasonably require as to their execution and reinstatement PROVIDED THAT no approval shall be required for the erection alteration or removal of internal demountable partitioning and associated works but Tenant shall submit full details to the Landlord within three months of doing so

            Permitted user

            3.27 To use those parts of the Premises designated as at the date hereof as offices only as offices within sub-class (a) of Class B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 (ignoring for this purpose an extension amendment or revocation of such Order made after the date of the Lease) (" the 1987 Order") together with ancillary storage and car parking and in addition (but without limiting the foregoing) to use the A3 Unit as a good quality licensed wine bar or for such other purpose within Class A3 or Class A of the Schedule to the 1987 Order as the Landlord shall approve (such approval not to be unreasonably withheld or delayed)

            No nuisance

            3.28 Not to do on the Premises anything which in the reasonable opinion of Landlord will become or cause a nuisance damage or material disturbance to the Landlord or to its lessees or to the owners or occupiers of neighbouring properties.

            No overloading

            3.29 Not to do or bring in or on the Premises anything which may put any weight or impose a strain in excess of that which the Premises are designed to bear

            Other restrictions

            3.30  Not to hold any sale by auction on the Premises

            3.31 Not to permit any person to sleep in the Premises nor to use the Premises for any residential illegal or immoral purpose

            3.32 Not to allow to pass into the sewers or drains or watercourses serving the Premises any noxious or deleterious effluent or other substance which may obstruct or damage them and to make good any such obstruction or damage caused thereto

            Contamination

            3.33 Not to allow any noxious or deleterious effluent or any form of contaminant pollutant or other substance to seep into or otherwise enter the buildings or other structures on the Premises or the ground below them

            Waste and refuse

            3.34 To make proper and adequate arrangements for the removal from the Premises of all trade and other waste in accordance with the requirements of a competent authority and any reasonable regulations made from time to time by the Landlord

            Plant and machinery

            3.35 Not without the approval of the Landlord (such approval not to be unreasonably withheld or delayed) to erect or install in the Premises any engine or machinery or other appliance or apparatus of any description (other than usual office machinery)

            3.36 Not to overload the electrical wiring or drainage installations and apparatus in serving the Premises and to ensure that they comply with the standard terms conditions and regulations of the relevant authorities

            3.37 To keep all Plant in working order and to enter into and maintain comprehensive maintenance contracts with reputable contractors

            Aerials

            3.38 Not without the approval of the Landlord (such approval not to be unreasonably withheld or delayed) to erect on the exterior of the Premises any pole mast w??? aerial or dish or any erection of any kind whatsoever

            Signs

            3.39 Not to fix or exhibit on the exterior of or (if visible from the exterior) the interior of the Premises any sign placard notice fascia board or advertisement other than with the approval of the landlord (such approval not to be unreasonably withheld or delayed) signs giving the name of the Tenant and occupiers of the Premises

            Preservation of rights and boundaries

            3.40 not to obstruct any window or light enjoyed by the Premises and to use best endeavours to prevent the loss of any right belonging to the Premises

            3.41 To take reasonable steps (insofar as it is within the Tenant's control) to prevent any encroachment on the Premises and the acquisition of any right over the Premises and to notify the Landlord upon becoming aware of any encroachment or if the acquisition of a right is attempted or made

            Reletting and for sale notices

            3.42 To permit the Landlord (save where the Tenant is intending to apply for a r??? tenancy under the 1954 Act and has indicated such intention to the Landlord in writing) at any time after the date six months before the end of the contracted term created by Clause 2 in the case of re-letting to fix and retain on any suitable part of the Premises a notice for re-letting the Premises and not to remove or obscure such notice and to permit all persons with the authority of the Landlord to view the Premises at reasonable hours on reasonable prior written appointment

            Rights of entry

            3.43 To permit the Landlord and those authorised by it to enter the Premises to:

                  3.43.1 ascertain whether the Tenant has complied with its
                         obligations of this Lease

                  3.43.2 assess the full cost of reinstatement

                  3.43.3 take schedules of fixtures and chattels to be yielded up at the end of the Term

                  3.43.4 inspect repair renew connect to cleanse move relay or construct existing or new conduits or Plant in over or under the Premises serving or to serve any neighbouring property

                  3.43.5 comply with the obligations in any superior lease

            AND anyone exercising the right of entry shall:

                  3.43.6 (except in an emergency) do so only at reasonable
                         times and reasonable prior written notice

                  3.43.7 cause as little damage and inconvenience as reasonably practicable and

                  3.43.8 make good any resulting damage to the Premises

                  3.43.9 comply with such reasonable security requirements of the Tenant as the Tenant may specify

            To permit Landlord to remedy breach

            3.44 To permit the Landlord and all those authorised by it to enter the Premises without liability to the Tenant for any inconvenience thereby created to remove any breach of the Tenant's obligations in this Lease specified by the Landlord's notice to the Tenant if three months thereafter the Tenant has not completed remedying the breach AND the costs properly so incurred by the Landlord (including solicitors' and surveyors' fees) shall be a liquidated debt and paid by the Tenant to the Landlord on demand

            Statutory obligations

            3.45 To comply with the present and future requirements of any statute government department local or other public or competent authority or court relating to the Premises or their use whether imposed on any owner or occupier of them including (but without limiting the foregoing) to apply for obtain and maintain fire certificate in respect of the Premises insofar as it is not the Landlord's statutory obligation to do so

         3.46 To execute all works and provide and maintain all arrangements on or in respect of the Premises or their use that are required under Clause 3.45

         3.47 Not to do or omit to do in or near the Premises any thing as a result of which Landlord may under any statute have imposed upon it or become liable to any penalty damages compensation costs charges or expenses

         Copies of notices

         3.48 As soon as reasonably practicable after receipt to give to the Landlord particulars of any notice order proposal or recommendation given to or served on the Tenant or any owner or occupier of the Premises affecting the Premises neighbouring property whether advertised or served directly on the Tenant such owner or occupier or the original (or a copy) is received by any of them from any other person

         3.49 If so requested by the Landlord to produce any such notice order proposal recommendation and at the request and cost of the Landlord to make or join making such objections or representations in respect of it as the Landlord requests provided that such representations and objections do not adversely affect the Tenant's interest

         To pay charges under the Planning Acts

         3.50 To pay and satisfy any charge or levy imposed under the Planning Acts during or after the Term in respect of the carrying out or maintenance of any operation at the Premises or the commencement or continuance of any use of the Premises during the Term

         No planning applications etc without consent

         3.51 Not to serve any notice on not to enter into any agreement with the planning authority nor without the approval of the Landlord (such approval not to be unreasonably withheld or delayed) make any application for permission under the Planning Acts

         Copies of permissions

         3.52 As soon as reasonably practicable after receipt to give to the Landlord a copy of the grant refusal or modification of any permission or other decision under Planning Acts

         To complete works before end of Term

         3.53     To carry out and complete before the end of the Term:

                  3.53.1 any works to be carried out to the Premises by a date subsequent to end of the Term by a condition of any planning permission granted any development implemented before the end of the Term and

                  3.53.2 any development implemented upon the Premises in respect of which the Landlord shall or may be liable for any charge or levy under the Planning Acts

         Landlord's costs

3.54 To pay to the Landlord within ten days of demand all (in the case of Clauses 3.54.1 and 3.54.4 reasonable and proper) costs fees damages charges and expenses (including insofar as it is reasonable to employ the same those agents bailiffs and professional advisers) properly incurred in connection with incidental to:

         3.54.1 any application by the Tenant or any person deriving title under Tenant in connection with the Premises or any term of this Lease whether it proceeds or is granted refused or granted subject to condition unless unreasonably refused or proffered subject to unreasonable conditions

         3.54.2 the preparation and service of a notice under Section 146 of the Law Property Act 1925 or any steps taken in or in contemplation of proceedings under Sections 146 or 147 of that Act or otherwise require the Tenant to remedy any breach of the Tenant's obligations in this Lease (notwithstanding that forfeiture is avoided otherwise than by _____ granted by the court and whether or not any right of forfeiture is waived by the Landlord or a notice served under the said
                  Section 146 complied with by the Tenant)

         3.54.3 any steps taken in or towards preparing or serving a schedule dilapidations whether for service during or within six months after the end of the Term

         3.54.4 the recovery or attempted recovery of arrears of the rents or other sums due from the Tenant under this Lease or any other breach by the Tenants of its obligations in this Lease

         Indemnities

         3.55 To indemnify the Landlord against any act omission or negligence of any Visitor and any breach of the Tenant's obligations in this Lease by any Visitor

         Deeds affecting the reversion

         3.56 To comply with the obligations in or referred to in the documents set out in Schedule 3 insofar as they relate to the Premises or the exercise of the right granted by this Lease and are subsisting and (so far as aforesaid) to indemnify the Landlord against all matters relating thereto

        Surety

         3.57 To give notice to the Landlord within fourteen days if the Surety (or if more than one person any of them) or any person who has entered into covenants with Landlord in the form of the covenants in Schedule 5 becomes bankrupt becomes insolvent or is otherwise dissolved wound up or ceases to exist and required by the Landlord following the service of such notice to procure ________ within fourteen days of the request some other person reasonably acceptable the Landlord enters into covenants with the Landlord in the form of covenants in Schedule 5 PROVIDED THAT this Clause will not apply when this Lease is vested in DLJ UK Properties Limited unless the Surety is dissolved wound up or ceases to exist as a result of a solvent amalgamation reorganisation

LANDLORD'S COVENANT

4.       THE Landlord COVENANTS with the Tenant as follows:

         Quiet Enjoyment

         4.1 That the Tenant shall peaceably hold and enjoy the Premises during the Term without interruption or disturbance from or by the Landlord or any person lawfully claiming under or in trust for the Landlord

         4.2.1 To pay the rents reserved by the Superior Lease and to perform so far as Tenant is not liable for such performance under the terms of this Lease covenants and conditions on the part of the lessee contained in the Super Lease

         4.2.2 On the request and at the reasonable expense of the Tenant to take all reasonable steps to enforce the covenants of the superior landlord contained in the Superior Lease

         4.3 To take all reasonable steps at the Tenant's reasonable expense to obtain consent of the superior landlord under the Superior Lease whenever the Tenant makes application for any consent required under this Lease when the consent both the Landlord and such superior landlord is needed by virtue of this Lease and the Superior Lease

         4.4 Not to name the Premises and to permit the Tenant to name the Premises with such name as the Tenant properly requires

INSURANCE OBLIGATIONS

5.       THE Landlord and the Tenant AGREE with each other as follows:

         Landlord to effect insurance

         5.1 (Unless the insurance is vitiated and subject to such reasonable or usual exclusions qualifications and excesses as the insurers require) the Landlord shall insure and keep insured the Premises (excluding tenant's fixtures and any item which the Tenant covenants to insure but including the plate glass in the Premises) against risk of loss or damage by the Insured Risks in the full cost reinstatement together with Value Added Tax and for Loss of Rent or so procure such insurance

         Landlord's insurance covenants

         5.2 The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease:

                  5.2.1 to procure that the interest of the Tenant and any undertenants are not on the policy

                  5.2.2 to produce to the Tenant on demand written confirmation from insurers that they have agreed to waive all rights of subrogation against the Tenant or any undertenants

                  5.2.3 to produce to the Tenant on demand (but not more than once in twelve month period) a written summary of the terms of the policy insurance effected by the Landlord

         Landlord to obtain consents for rebuilding

         5.3 If the Premises suffer Insured Damage the Landlord shall use its reasonable endeavours to obtain all planning permissions or other permits and consent required under the Planning Acts or other statutes (if any) ("the Permissions" enable it to rebuild the parts of the Premises which have suffered the Insured Damage PROVIDED THAT:

                  5.3.1 if the insurance against any Insured Damage (or any damage destruction which would be Insured Damage but for such vitiation vitiated (subject to Clause 5.2 above) the Landlord's obligations Clauses 5.3 and
                           5.4 shall not apply in relation to that damage destruction unless and until the Tenant has within six months of occurrence of the damage or destruction paid to the Landlord in full sums due under Clause 5.6.2 as a result of the vitiation

                  5.3.2 all sums received in respect of such insurance shall belong to Landlord and the Tenant according to the value of their respective interests

         Landlord to reinstate

         5.4 If the Premises suffer Insured Damage the Landlord shall as soon as reasonably practicable (or where required as soon as reasonably practicable after Permissions have been obtained) rebuild the parts of the Premises which have suffered the Insured Damage so as to make good the Insured Damage ( Landlord making up any shortfall out of its own monies) but so that Landlord shall be obliged to use reasonable endeavours to provide a facsimile the original Premises PROVIDED THAT it is acknowledged by the Landlord and the Tenant that the Landlord may use different materials to those current existing where the materials are of no less quality than those currently existing and where the materials do not prejudice the character and appearance of the Premises and the Landlord may (having used reasonable endeavours to obtain Permissions for a facsimile of the original Premises) make changes to the design of the Premises where this is required by the Permissions but which do not prejudicially affect the Tenant's use of the Premises as authorised hereunder PROVIDED FURTHER THAT the Landlord shall not be liable to rebuild under this sub-clause if and for so long as such rebuilding is prevented because:

                  5.4.1 the Landlord has failed despite using its reasonable endeavours to obtain all the Permissions

                  5.4.2 any of the Permissions is granted subject to a lawful condition which relates to the rebuilding of the Premises and which it is unreasonably expect or impossible for the Landlord to comply with

                  5.4.3 some defect or deficiency in the site on which it is to take place making rebuilding impossible or incapable of being undertaken

                  5.4.4 of war act of God governmental action strike lockout or

                  5.4.5 of any other proper circumstances beyond the control of the Landlord which makes rebuilding impossible or incapable of being undertaken

         Cesser of rent and termination

         5.5 If the Premises suffer Insured Damage so as to render the whole or any part of the Premises unfit for occupation or use and the insurance against such Insured Damage has not been vitiated:

                  Suspension

                  5.5.1 the whole or (according to the nature and extent of the Insured Damage a fair proportion of the Basic Rent shall be immediately suspended either until the parts of the Premises which have suffered the Insured Damage have been rebuilt so that they are no longer unfit for occupation or use a result of the Insured Damage or until the end of five years from the Insured Damage whichever first occurs PROVIDED THAT if such Insured Damage occurs before the Rent Commencement Date then the period of suspension of the Basic Rent shall be extended by the number of days from the date of the Insured Damage to (but not including) the Rent Commencement Date

                  Termination

                  5.5.2 If on the expiration of three years from the Insured Damage the works rebuilding the parts of the Premises (which may for the avoidance doubt and where the context requires include the whole) which has suffered the Insured Damage have not yet commenced or on expiration of four years the parts of the Premises which have suffered Insured Damage have not been rebuilt so as to make good the Insured Damage THEN the Tenant may by one month's notice served on the Landlord at any time after the expiration of such period but before the Premises are rebuilt so as to make good the Insured Damage terminate the Term (but without prejudice to any rights in respect of an antecedent breach of the landlord's or the Tenant's obligations in the Lease or any surety therefor)

         Tenant's insurance obligations

         5.6      The Tenant shall:

                  Notice of damage

                  5.6.1 give notice to the Landlord immediately if the Premises are destroyed damaged by any of the Insured Risks

                  Payment after vitiation

                  5.6.2 pay to the Landlord within twenty-eight days of demand the insurance monies (other than for Loss of
                           Rent) which would have been payable      for such
                           insurance being vitiated if Landlord's liability insurance or other similar insurance is vitiated or if the Premises are destroyed or damaged by any of the Insured Risks and the insurance against such damage destruction is vitiated PROVIDED THAT the Tenant shall be entitled make reasonable representations relating to such vitiation with insurers of the Premises

                  Tenant's insurance monies

                  5.6.3 apply all monies to which the Tenant is entitled by virtue of an insurance of the Premises in making good the loss or damage in respect of which they are payable

                  No dangerous substances

                  5.6.4 not without the consent of the Landlord bring or do on the Premises anything of an unreasonably dangerous combustible inflammable explosive nature and not to allow petrol oil cellulose or other inflammable materials to be stored in the Premises other than petrol oil in the tanks of vehicles for the time being kept in those parts of Premises designated as car parking

                  Not to vitiate

                  5.6.5 not do or omit to do on the Premises anything which may result in increase in the premium for the insurance of the Premises or which may vitiate any insurance of the Premises

                  Insurer's requirements

                  5.6.6 comply with the reasonable and proper requirements from time to time of the insurers of the Premises

                  Tenant's third party liabilities

                  5.6.7 insure against the Tenant's third party public and occupiers' liability risk

          Terms etc of Tenant's insurance

              5.6.8 within ten days of demand produce particulars of any such policy or policies and the receipt for every premium for the then current year

       Payment of monies to Landlord

       5.7 The Tenant hereby irrevocably authorises the insurers of the Premises to pay any insurance monies in respect of the Premises to the Landlord (unless such monies belong to the Tenant) without the necessity of consent of the Tenant who shall issue such further separate authorities of this nature to the insurers whenever requested by the Landlord

PROVISOS

6.     IT IS FURTHER AGREED as follows:

       Forfeiture

       6.1    Whenever:

              6.1.1 the rents are in whole or part unpaid twenty one days after becoming payable whether formally demanded or not

              6.1.2 there is a breach of any of the Tenant's obligations in this Lease

              6.1.3 the Tenant (which expression includes in Clauses 6.1.3 to 6.1.7 any person in whom this Lease is then vested) or the Surety becomes bankrupt or is the subject of an interim order under the Insolvency Act 1986.

              6.1.4 the Tenant or the Surety goes into voluntary or compulsory liquidation (except solely for the purpose of a bona fide solvent amalgamation or reconstruction previously approved by the Landlord) or is the subject of a winding-up order or a petition for an administration order or is otherwise dissolved wound up or ceases to exist

              6.1.5 a receiver or a receiver and manager or an administrative receiver is appointed in respect of the whole or any part of either the Tenant's or the Surety's respective undertaking or assets or

              6.1.6 (save for the purpose of a bona fide solvent amalgamation or reconstruction) the Tenant or the Surety enters into any arrangement moratorium or composition for the benefit of or with its creditors

              THEN the Landlord may re-enter the Premises or any part of them in the name of the whole and the Term will determine absolutely but without prejudice either party's rights in respect of any prior breach of the other party's obligations in this Lease or any surety for them

       No implied rights

       6.2 Save for any rights expressly granted by this Lease the Tenant is not and shall not be entitled by implication of law or otherwise to any right or privilege whatsoever over or against any neighbouring property which belongs to the Landlord now or in the future

       No restrictions on adjoining property

       6.3 Nothing contained or implied in this Lease shall impose or be deemed to impose any restriction on the use of any land or building other than the Premises or give the Tenant the benefit of or prevent the release or modification of any obligation entered into by any purchaser lessee or occupier of any neighbouring property

       Exclusion of liability

       6.4 Except insofar as liability may be covered by insurance effected by the Landlord in force when the liability is incurred or attributable wholly or partly to any omission or default of the Landlord or its servants or agents the Landlord shall not be responsible to the Tenant or anyone at the Premises for any accident happening or injury suffered or for any damage to or loss of any change sustained in the Premises whether caused by the negligence or otherwise

       Relase of Landlord

       6.5 Each of the Tenant and its successors in title hereby releases each person now hereafter included in or comprising the Landlord from liability for any breach in the landlord's obligations in this Lease or any collateral agreement occurred whole that person is not the Tenant's immediate landlord

       Service of notices

       6.6    Any notice served under this Lease:

              6.6.1  shall be in writing

              6.6.2 may be addressed to "the Landlord" or "the Tenant" by that designation without naming the person who is the Landlord or the Tenant

              6.6.3 shall be validly served if left at the addressee's last konwn place of abode or business in the United Kingdom

              6.6.4 shall (in the case of the Tenant) be validly served if attached to or left at the Premises and

              6.6.5 shall be validly served on the third day (excluding Saturdays, Sundays and statutory bank holidays) after being posted if it is posted to the addressee's last known place of abode or business in the United

                     Kingdom in a registered letter or by recorded delivery service unless returned through the post office undelivered

       PROVIDED THAT whilst this Lease is vested in DLJ UK Properties Limited any notice served on the Tenant or the Surety shall only be validly served if sent by recorded delivery or left at the offices of SJ Berwin & Co (ref: EMHP) or as the Tenant may otherwise direct PROVIDED FURTHER THAT copies of such notices shall also be sent to the registered office of the Tenant (ref: Company Secretary) by recorded delivery service and to the offices of the Surety (ref: Vakharia) but the service of such copies shall not affect the valid service of the original notice in accordance with the first proviso

       Representations

       6.7 The Tenant and the Surety each acknowledges that it has not entered into the Lease in reliance wholly or partly on any written oral or implied representation by or on behalf of the Landlord other than the Landlord's solicitor's replies to the Tenant's solicitor's written enquiries

       6.8 Clause 6.7 only excludes or restricts any liability or remedy for misrepresentation to the extent that (notwithstanding the exclusion or restriction) it would be a fair and reasonable term to include in this Lease having regard for the circumstances which at the date of this Lease were or ought reasonably have been known to or in the contemplation of the parties hereto

       Validity

       6.9 If any provision or provisions of this Lease or of any document referred to herein is or at any time becomes illegal invalid or unenforceable in any respect the legality validity and enforceability of the remaining provisions of this Lease (or such document) shall not in any way be affected or impaired thereby

       Applicable Law

       6.10 This Lease shall be governed by English Law and each of the parties hereto submits to the non-exclusive jurisdiction of the High Court of Justice of England and Wales

       Floor areas

       6.11 The Landlord and the Tenant shall each have the right to refer to the internal area of each floor of the Premises as set out in
              Schedule 7 but such areas shall not be treated as conclusive for the purpose of any rent review under this Lease.

RENT REVIEW

7. THE Basic Rent for the time being payable under this Lease shall be reviewed as follows:

       Frequency of review

       7.1 For the purposes of this Clause "the Review Date" means the day after the date of expiry of the fifth year of the Term and of each subsequent period of five years

       Upwards only reviews

       7.2 From and including each Review Date the Basic Rent shall be whichever is the greater of the amount of the Basic Rent payable during the twelve months immediately preceding that Review Date (ignoring for this purpose but without prejudice to any suspension under Clause 5) and the open market rent for the Premises at that Review Date

       Basis of valuation

       7.3 (Subject to Clause 7.4) the open market rent for the Premises at each Review Date shall be the amount agreed by the Landlord and the Tenant (or if they fail to agree determined in accordance with Clause 7.5) to be the annual rent at which the Premises might reasonably be expected to be let in the open market at that Review Date:

              7.3.1  as a whole

              7.3.2  by a willing lessor to a willing lessee

              7.3.3  with vacant possession

              7.3.4  without taking any fine or premium

              7.3.5 for a term of 10 years or a term of years equal to the residue then unexpired of the contractual term hereby created (whichever is the longer) commencing on that Review Date

              7.3.6 on the terms of this Lease including this Clause other than as to the amount of the Basic Rent

              ON THE ASSUMPTIONS that at that Review Date:


              7.3.7 the Tenant has fully complied with its obligations in this Lease

              7.3.8 the Premises are in good and substantial repair and condition and have been completed in accordance with the specification annexed hereto

              7.3.9 no work has been carried out to the Premises which has diminished the rental value

              7.3.10 if the Premises have been damaged or destroyed they have been fully rebuilt

              7.3.11 the Premises may be lawfully used for any of the purposes permitted in this Lease as varied or extended by any licence pursuant to this Lease

              BUT DISREGARDING

              7.3.12 the fact that the Tenant any undertenants any Group
                     Company of the Tenant or any undertenant or their respective predecessors in title shall have been in occupation of the Premises

              7.3.13 any goodwill that shall have become attached to the
                     Premises from any carrying on of the business of the Tenant or any undertenants or any Group Company of the Tenant or any undertenant or their respective predecessors in such business

              7.3.14 any effect on rent of the Premises attributable to the existence at such Review Date of any works to the Premises carried out by the Tenants undertenants or their respective predecessors in title otherwise than in pursuance of any obligation to the Landlord and/or their immediate landlord

       Treatment of rent free periods

       7.4 The open market rent for the Premises is to be the rent payable after the expiry of a rent-free period or period of concessionary rent of such length as would be negotiated in the open market for fitting out purposes only upon a letting of the Premises on the terms of Clause 7.3

       Method of determination

       7.5 If the Landlord and the Tenant fail to agree the open market rent for the Premises by a date three months before any Review Date then:

              7.5.1 the determination of the open market rent for the Premises at that Review Date may be referred to an independent chartered surveyor ("the Surveyor") with at least ten years experience in the letting and valuation of office premises in City of London and its environs

              7.5.2 the Surveyor shall be appointed by the Landlord and the Tenant jointly and (if they fail to agree) shall be nominated at the request of the Landlord or the Tenant by or on behalf of the President (or Senior Officer) ("the President") for the time being of The Royal Institution of Chartered Surveyors

              7.5.3 if the Surveyor dies delays or becomes unwilling unfit or incapable of acting or if for any reason the President thinks fit he may on the application of the Landlord or the Tenant by writing discharge the Surveyor and appoint another in his place

              7.5.4 the costs and expenses of the Surveyor (including the costs of appointment) shall be borne as he shall direct

              7.5.5 the Surveyor shall act as an arbitrator or by agreement as an independent expert

              7.5.6 if the Surveyor is an arbitrator (subject to Clause 7.5.3) the arbitration shall be conducted in accordance with the Arbitration Act 1996

              7.5.7  if the Surveyor is an independent expert:

                     7.5.7.1 his decision shall be final and binding and

                     7.5.7.2 he shall afford the Landlord and the Tenant an
                             opportunity to make representations to him and to comment to him on the other's representations

       Interim arrangements

       7.6 If the open market rent for the Premises payable from any Review Date has not been ascertained in accordance with this Clause before that Review Date then:

              7.6.1 the Tenant shall until the first quarter day after the date on which it is ascertained continue to pay the Basic Rent at the rate applicable but the review due at that Review Date

              7.6.2 within ten days after the date on which it is ascertained the Tenant shall pay to the Landlord as additional Basic
                     Rent:

                     7.6.2.1 the amount (if any) of the shortfall between (a)
                             the amount of Basic Rent so payable by the Tenant down to such quarter day and (b) the amount which would have been payable if it had been ascertained before that Review Date and

                     7.6.2.2 interest at 4% below the Prescribed Rate on each
                             further payment of Basic Rent which would have been payable if it had been ascertained before that Review Date for the period from which such payment would have been payable until due for payment under this sub-clause

       Time not of the essence

       7.7 In respect of the time limits mentioned in this Clause time shall not be or be deemed to be of the essence

       Statutory restrictions

       7.8 If at any Review Date there is in force a statute or other instrument which prevents restricts or modifies the Landlord's rights to review the Basic Rent in accordance with this Lease and/or to recover any increase in the Basic Rent then

              (if such prevention restriction or modification is removed relaxed or modified but without prejudice to its rights (if any) to recover any Basic Rent the payment of which has only been deferred by law) the Landlord may by giving not less than one month's nor more than three months' notice to the Tenant at any time within six months of it being removed relaxed or modified proceed with review of the Basic Rent which was prevented or further review the Basic Rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of such notice shall be deemed to be a Review Date (provided that nothing in this sub-clause shall vary any subsequent Review Dates) and recover any increase in Basic Rent thereby resulting with effect from the earliest date permitted by law

       Memoranda

       7.9 Whenever the Basic Rent has been agreed or determined in accordance with Clause memoranda of it shall thereupon be signed by or on behalf of the Landlord and the Tenant and attached to this Lease and its counterpart and each party shall bear their own costs relating to the memoranda

       The Arbitration Act 1996

       7.10 The parties shall be deemed to have agreed the following matters in relation to the Arbitration Act 1996:

              7.10.1 that the ordinary rules of evidence (as applied in the
                     High Court of England and Wales) shall apply as to the admissibility of and weight to be attached to any evidence (whether written or oral) by the arbitrator

              7.10.2 Section 34(2)(g) shall not apply

              7.10.3 that the proceedings should be in English and conducted in
                     London

           7.10.4 Section 39 shall apply

           7.10.5 In Section 61(1) the word "may" shall be substituted with the word "shall"

           7.10.6 The notice provisions as defined in this Lease shall stand in substitution for the provisions of Section 76

SURETY'S COVENANTS

8. THE Surety COVENANTS with the Landlord in the form of the covenants
Schedule 5

IN WITNESS whereof this Lease has been duly executed by the parties hereto and is delivered as a Deed the day and year first before written

                                  SCHEDULE 1
                               (Rights granted)

Conduits

(So far as the Landlord can grant them and subject to temporary interruption for repair alteration or replacement) the passage of water soil gas electricity and other services to and from the Premises in and through the conduits which now serve the Premises and are in or over neighbouring property

                                  SCHEDULE 2
                        (Exceptions and reservations)

To build

Save where such building or rebuilding or altering will adversely affect the beneficial use of the Premises to build or rebuild or alter any buildings on any neighbouring land in any manner whatsoever notwithstanding that as a result there is a diminution in the present or future access of light or air to the Premises which it is hereby agreed is and shall be enjoyed with the consent of the Landlord or other the owner or occupier of such land and not as of right

                                  SCHEDULE 3
              (Documents which affect or relate to the Premises)

                                    PART I
                                (Encumbrances)

1. The matters contained or referred to in the registers of Title Number NGL 738917

2. The undertaking dated 28 March 1996 made between (1) Midland Bank Plc (2) Old Broad Street Properties Limited (3) USF Nominees Limited

3. The deed of variation dated 17 December 1997 made between (1) OGM Flinders Range BV and (2) Old Broad Street Properties Limited and USF Nominees Limited

                                   PART II
                    (Documents which benefit the Premises)

 DATE           DOCUMENT                  PARTIES
--------------  ------------------------- --------------------------------------------
14/05/1998      Substation Underlease     USF Nominees Limited (1)
                                          London Electricity Plc (2)

14/07/1925      Deed of Arrangement       The Anglo-South American Real Property
                                           Company Limited (1)
                                          The London and South American  Investment
                                          Trust Limited and Others (2)

2/12/1955       Light Agreement           Jurrian Ten Doesschate & Others (1)
                                          Claremont Estates Limited (2)
                                          117 Old Broad Street Limited (3)

25/10/1990      Party Wall Award          MNOPF Trustees Limited (1)
                                          Midland Bank Plc (2)

 DATE           DOCUMENT             PARTIES
--------------  -------------------- -------------------------------------------
14/01/1992      Party Wall Award     Flinders Range BV (1)
                                     Midland Bank Plc (2)

08/07/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     OGM Flinders Range BV (2)

07/08/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     The Trustees of the Dutch Church (2)

07/08/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     Pearl Assurance Limited (2)

21/10/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     OGM Flinders Range BV (2)

01/11/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     Pearl Assurance Limited (2)

01/11/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     The Trustees of the Dutch Church (2)

13/11/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     BP Properties (2)

18/11/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     Ashcombe Investments Limited (2)

18/11/1996      Party Wall Award     Old Broad Street Properties Limited (1)
                                     Bank Nagara (2)

11/08/1997      Addendum Award       Old Broad Street Properties Limited (1)
                                     OGM Flinders Range BV (2)

30/12/1997      Party Wall Award     Old Broad Street Properties Limited (1)
                                     The Trustees of the Dutch Church (2)

Undated         Confirmation of      Old Broad Street Properties Limited (1)
                Agreement            MNOPF Trustees Limited (2)

                                   SCHEDULE 4

                            (Alienation conditions)

                                    PART I

                        (Requirements for an assignment)

Application

1. This Part applies for the purposes of Section 19(1A) of the Landlord and Tenant Act of 1927

Authorised guarantee agreement

2. Before any assignment of the Premises the assignor shall give a guarantee to the Landlord of the performance by the assignee of the Tenant's obligations in this Lease in the form set out in Schedule 6

Further guarantors

3. Before any assignment of the Premises if reasonably so requested by the Landlord Tenant shall procure that any person who is then a guarantor of the then current Tenant obligations in this Lease and (if reasonably so requested by the Landlord) such other persons as are acceptable to the Landlord in its reasonable discretion jointly and severally give a guarantee to the Landlord of the assignor's obligations in the guarantee given in relation to that assignment pursuant to paragraph 2 above on the same terms as that guarantee with such amendments as the Landlord reasonably requires to adapt them to use as a guarantee of the assignor's obligations as guarantor

No arrears

4. The Tenant shall not assign the Premises unless it has paid all rents and other sums which have fallen due under this Lease and remedied any breach of the Tenant's obligations in this Lease specified by the Landlord by notice to the Tenant before date of the assignment PROVIDED THAT such notice shall have been served on Tenant at least three months before the date of the assignment

5. Subject as provided in paragraph 6 of this part of this Schedule if so reasonably required by the Landlord that the proposed assignee shall have procured prior to or contemporaneously with the assignment covenants with the Landlord by a guarantor or guarantors reasonably acceptable to the Landlord (but not being the Tenant) in the same form (mutatis mutandis) as those contained in Schedule 5

6. If the proposed assignee is a company which is either the holding company of the Tenant or a wholly owned subsidiary of the Tenant (as both expressions are defined in Section 736 Companies Act 1985) or both are subsidiaries of a third body corporate (in this clause referred to as "Associated Company") prior to or contemporaneously with the assignment the Tenant shall have procured either:

    6.1 if the Tenant's obligations in this Lease are guaranteed by an Associated Company that such Associated Company covenants with the Landlord on the same terms (mutatis mutandis) as those contained in
         Schedule 5

    6.2 if there is no guarantor of the Tenant's obligations in this Lease and if the proposed assignee is not in the reasonable opinion of the Landlord of equivalent or greater financial standing than the Tenant that the proposed assignee procure covenants by an Associated Company which is neither the Tenant nor the proposed assignee and which Associated Company in the reasonable opinion of the Landlord is of equivalent or greater financial standing then the Tenant in the same terms (mutatis mutandis) as those contained in Schedule 5

                                    PART II

                             (General requirements)

Prior approval to permitted dealings

1. (Subject to the other provisions of this Schedule and Clause 3.22) the Tenant shall not without the approval of the Landlord (such approval not to be unreasonably withheld or delayed) assign charge or underlet the whole or underlet any part of the Premises

Group sharing

2. (Notwithstanding the foregoing or any covenant entered into by an undertenant pursuant to this Lease) the Tenant or any undertenant of the whole of the Premises may share occupation of the whole or any part of the Premises with any Group Company (for as long as both the Tenant or undertenant and the other person remain members of the group) or any Contract Employee subject to (in both cases):

    2.1 no landlord and tenant relationship or other interest in the Premises at law or equity being thereby created and

    2.2 the Tenant notifying the Landlord immediately of the identity of the other persons

Underlettings of part

3. (Notwithstanding references in this Part and Clause 3.23 to underleases of part of the Premises) there shall be no underletting of any part of the Premises (as distinct from the whole) other than the following:

    3.1 an underletting of one or more Permitted Floors or

    3.2 an underletting of one or more Permitted Part Floors or

    3.3 an underletting of one or more Permitted Floors together with one or more Permitted Part Floors (including for the avoidance of doubt an underletting of the whole of the Premises excluding the A3 Unit) together with (at the Tenant's discretion) the whole or part of the basement of Premises and/or all or any of the car parking spaces located within the Premises in each case together with and excepting and reserving such rights as are reasonably necessary in the circumstances PROVIDED THAT there shall be not more than fourteen occupants of the Premises (including the Tenant but excluding any Group Company of the Tenant and the occupant of the A3 Unit) and there shall be not more than three occupants of each of the lower ground to sixth floors of the Premises (including the Tenant but excluding any Group Company of the Tenant and the occupant of the A3 Unit)

No premiums for underleases

4. No underlease shall be granted at a fine or premium nor other than at the then market rent for the premises underlet such rents to be subject to review not frequently than five yearly intervals (but not during the period twelve months before review date under this Lease) and in the same manner as under this Lease

Undertenants' direct covenants

5. Before the grant or assignment of any underlease the undertenant or assignee shall covenant with the Landlord:

    5.1 to comply with the Tenant's obligations in the underlease until the underlease is assigned by an assignment which is not an excluded assignment and

    5.2 not to assign charge underlet hold on trust for another or otherwise part with share possession or occupation of or suffer any other person to occupy the whole or any part of the premises underlet save with the approval of the Landlord (such approval not to be unreasonably withheld or delayed) by way of an assignment or a sub-underletting of the whole or part or a group sharing in all cases complying with the provisions of this Schedule mutatis mutandis to a person who has entered into the covenants required by this paragraph 5 PROVIDED THAT on a sub-underletting of a Permitted Part Floor the sub-undertenant shall only be permitted to assign the whole with the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

Terms of underleases

6. Any underlease of the Premises shall be granted on terms consistent with this Lease modified to the same effect as the alienation covenants to be given to the Landlord pursuant to paragraph 5 but in relation to an underletting of part a service charge may be levied

Exclusion of security of tenure

7. Before completion of any underlease consisting inter alia of a Permitted Part Floor (with the exception of an underlease of the A3 Unit or an underlease of the whole of Premises excluding the A3 Unit) and the occupation by any proposed undertenant of the premises to be demised thereby a valid court order shall be made authorising the exclusion of the provisions of Sections 24 to 28 (inclusive) of the 1954 Act in relation to the tenancy to be created by such underlease and a declaration to that effect shall be included in it and a certified copy of such order shall be supplied to the Landlord

Definition of "Permitted Floor" and "Permitted Part Floor"

8.1 In this Schedule "Permitted Floor" means one entire floor of the Premises except the basement of the Premises (other than common parts and structural parts of the Premises)

8.2 In this Schedule "Permitted Part Floor" means a part of the lower ground to sixth floor (including for the avoidance of doubt the A3 Unit) of the Premises (other than common parts of the Premises)

Car Parking Spaces

9. The car parking spaces in the Premises may only be underlet or licensed to the undertenant of the Premises or part thereof


                                  SCHEDULE 5

                              (Surety covenants)

Guarantee and new lease on disclaimer

1.  The Surety covenants with the Landlord that:

    1.1 the Tenant will comply with all the Tenant's obligations in this Lease until it is assigned by an assignment which is not an excluded assignment

    1.2 in the case of default in complying with such obligations it will within ten days of demand pay and make good to the Landlord and indemnify the Landlord against such default

    1.3 it will enter into the guarantee required under paragraph 3 of Part I of Schedule

    1.4 (if before an assignment which is not an excluded assignment a trustee in bankruptcy or liquidator of the Tenant or the Treasury Solicitor or any other competent person disclaims this Lease) it will (if the Landlord so requires notice within six months of becoming aware of the disclaimer) accept or it will guarantee the performance of a company within the same Group as the Tenant which it will procure enters into the form of lease from the Landlord a lease the Premises

    1.5 it will pay the Landlord's proper costs of such new lease and execute and deliver to the Landlord a counterpart of it

Terms of new lease

2. Such new lease shall be for a term equal in duration to the residue which would have remained unexpired of the contractual term hereby created but for the disclaimer at rents payable under this Lease immediately before the date of the new lease (subject to review on the dates mentioned in Clause 7 whether before or after such dates) commencing as from such date and shall contain the same provisions in all respects as this Lease insofar as applicable immediately before the disclaimer

Subordination

3. The Surety covenants with the Landlord that while any liability of the Tenant or the Surety relating to their respective obligations in this Lease to the Landlord are outstanding it will:

    3.1 not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord

    3.2 account to the Landlord for the proceeds of any judgment or distribution when it receives from any liquidator or trustee in bankruptcy of the Tenant

    3.3 hold for the benefit of the Landlord any security or right which the Surety may have over any asset of the Tenant

    3.4 not participate in any security held by the Landlord in respect of any of the Tenant's obligations in this Lease or stand in the place of the Landlord in respect of any such security

Non-vitiation

4. None of the following shall release or otherwise affect in whole or part the liability of the Surety under this Schedule:

    4.1 any time or indulgence granted by the Landlord to the Tenant

    4.2 any neglect or forbearance of the Landlord in enforcing the payment of the rent or compliance with the Tenant's obligations in this Lease

    4.3 any refusal by the Landlord to accept a payment in order not to waive any right to re-enter the Premises

    4.4 any variation of this Lease by the Landlord and the Tenant (including surrender of part of the Premises)

    4.5 the release of any security or guarantee held by the Landlord in relation to the Tenant's obligations

    4.6 any other act or omission (other than a release by Deed) whereby the Surety liability would otherwise be released or affected in whole or part

                                   SCHEDULE 6

                    (Form of Authorised Guarantee Agreement)

          THIS DEED is made the __________ day of _______________ 1998

         BETWEEN:

         (1)  [ ]                                                   (Company

              Registration Number [ ]        ) whose registered office is at/of


              ("the Surety") and

         (2)  [ ]                                                   (Company

              Registration Number [ ]        ) whose registered office is at/of


              ("the Landlord")

WHEREAS:

(1)  The Deed is supplemental to an underlease ("the Lease") of the premises
     known as 1 118 Old Broad Street London EC2 dated [ ]            1998 made
     between (1) Landlord (2) [DLJ UK] Properties Limited and (3) Donaldson Lufkin & Jenrette Inc

(2)  By an assignment of even date herewith the Surety assigned the Lease
     to [ ]        ("the Assignee" which expression includes where the context admits successors in title to the Lease)

(3) Pursuant to the Lease the Surety is required to enter into this guarantee at the same time as the Lease is assigned to the Assignee

NOW IT IS WITNESSED as follows:

Guarantee and new lease on disclaimer

1.  The Surety [jointly and severally] covenants with the Landlord that:

    1.1 the Assignee will comply with all the Tenant's obligations in the Lease until it is assigned by an assignment which is not an excluded assignment under the Landlord and Tenant (Covenants) Act 1995

    1.2 in the case of default in complying with such obligations it will within seven days of demand pay and make good to the Landlord and indemnify the Landlord against such default

    1.3 (if before an assignment which is not such an excluded assignment a trustee in bankruptcy or liquidator of the Assignee or the Treasury Solicitor or any other competent person disclaims the Lease) it will (if the Landlord so requires notice within six months of becoming aware of the disclaimer) accept from the Landlord a lease of the Premises

    1.4 it will pay the Landlord's proper costs of such new lease and execute and deliver to the Landlord a counterpart of it

Terms of new lease

2. Such new lease shall be for a term equal in duration to the residue which would have remained unexpired of the contractual term created by Clause 2 of the Lease but for the disclaimer at the rents payable under the Lease immediately before the date of the new lease (subject to review on the dates mentioned in Clause 7 of the Lease whether before or after such date) commencing as from such date and shall contain the same provisions in all respects as in the Lease insofar as applicable immediately before the disclaimer

Non-vitiation

3. None of the following shall release or otherwise affect in whole or part the liability of the Surety under this Deed:

    3.1  any time or indulgence granted by the Landlord to the Assignee

    3.2 any neglect or forbearance of the Landlord in enforcing the payment of the rent or compliance with the Tenant's obligations in the Lease

    3.3 any refusal by the Landlord to accept a payment in order not to waive any right to re-enter the Premises

    3.4 any variation of the Lease by the Landlord and the Assignee (including the surrender of part of the Premises)

    3.5 the release of any security or guarantee held by the Landlord in relation to the Assignee's obligations

     3.6 any other act or omission (other than a release by Deed) whereby the Surety liability would otherwise be released in whole or part

IN WITNESS whereof this Deed has been duly executed by the Surety and is delivered a Deed the day and year first before written


THE COMMON SEAL of [ ]                     )
                                           )
was hereunto affixed in the presence of:   )


                    Director


                    Secretary


                                  SCHEDULE 7

                          (Agreed net internal areas)

(1)  Office & Storage
                                             Size
Floor                    Use                 Sq ft
-----                    ---                 -----
6th                      Office              13,997
5th                      Office              16,736
4th                      Office              16,889
3rd                      Office              16,882
2nd                      Office              16,876
1st                      Office              15,641
Ground                   Office               8,311
Lower Ground             Office               8,024

Lower Ground            Storage                594
Basement                Storage              5,303
14 car parking spaces

(2) A3 Unit
                                             Size
Floor                    Use                 Sq ft
-----                    ---                 -----
Ground                   A3                  3,650



                              (THE COMMON SEAL of USF
[SEAL]                        (NOMINEES LIMITED was hereunto
                              (affixed in the presence of:


                               Director /s/ ILLEGIBLE
                                           -----------------


                               Secretary /s/ ILLEGIBLE
                                           -----------------

                                Foggo Associates

                                    55 Chaarterhouse Street
                                    London EC1M 6HA
                                    Telephone 0171.498.4040
                                    Facsimile 0171.490.2889




                         111 OLD BROAD
                                 STREET

                                    OUTLINE BUILDING SPECIFICATION
                                    LEASE SPECIFICATION

                                                OUTLINE BUILDING SPECIFICATION

DESIGN APPROACH

INTRODUCTION

The site of 109-118 Old Broad Street is located opposite the National Westminster Tower Part of the site lies within the Bank Conservation Area.

GENERAL

The new building is planned around a central internal atrium which incorporates the main passenger lifts. The main core facilities, including toilets, and escape staircases are arranged along the party wall boundaries with Pinners Hall and 119-122 Old Broad Street. A fire core and fire lift is located in the core adjacent to Pinners Hall. A third core including an escape stair, a goods lift, disabled toilet, fire core and fire lift is positioned adjacent to Austin Friars Square to the West.

The building consists of nine levels of which levels 1 to 6 are wholly planned for office use. At ground level there is B1 accommodation and an A1/A3 retail unit, adjacent to Pinners Hall separated from the main body of the building by a pedestrian route that links Old Broad Street with Austin Friars Square. At lower ground level is further office accommodation ancillary storage and car parking.

The air handling units, lift motors, and boilers are located in plant rooms at level 7, with the chillers in an external louvred enclosure. All other plant is located in the basement.

BUILDING ACCESS AND SERVICING

The main office entrance is in the centre of the Old Broad Street frontage. Service access to the building, refuse store and car parking for the offices is from Austin Friars Square.

The retail unit has been designed so that it can be accessed from Old Broad Street, Austin Friars Square and the pedestrian route.

BUILDING MASSING

The massing of the building responds directly to the adjacent buildings. The top floor is recessed back from Austin Friars Square and Old Broad Street bringing the height of the principal portion of these facades in line with that of Pinners Hall and 119 Old Broad Street respectively. The overall height of the building has been set to be equivalent to the room levels of 119 Old Broad Street and Pinners Hall.

The composition of the new facades also respect principal cornice, cill and parapet and two storey base lines on the adjacent buildings.

                                                OUTLINE BUILDING SPECIFICATION

DESIGN APPROACH CONTD.

EXTERIOR FINISHES

  PRINCIPAL ELEVATIONS:

The composition of the elevations to Austin Friars and Old Broad Street are both based on 6 metre wide bay, the width of which responds to the size and scale of the major bays of both 10 Austin Friars and Pinners Hall.

The main piers of the building that articulate the 6 metre bay consist of precast structure columns either side of a limestone clad infill.

The bays have a traditional tripartite vertical subdivision. The major part of the facade, the middle, reinterprets the traditional device of the masonry supported bay window using post-tensioned natural limestone. The detailing expresses the structural nature of the components, with stone used in compression and stainless steel used in tension.

The top of the facade is articulated by omitting the bay window and providing a stainless steel balcony and a stainless steel brise-soleil, which echo cornices and parapets on the adjacent buildings.

At ground and level 1, the floor to ceiling bay windows are replaced by smaller bay windows. At level 1 the bay is supported from underneath by a post-tensioned limestone and stainless steel truss. At ground level the bay window is supported off the ground via metal posts, and sits over a natural limestone grillage stall riser. Either side of the bay window are small areas for low level planting.

The main entrance to the offices from Old Broad Street is articulated by pairing the main piers of the building at closer centres within the three central bays. The bay windows in the central area changes to a chevron pattern at upper levels. At ground floor there are fully glazed doors, with a glazed revolving door for the office entrance.

At high level, where the building sets back, the elevations are simplified and comprise a metal framed curtain walling system with clear solar control glass to the vision areas and screen printed glass to the spandrels.

The subsidiary bay at each end of the Old Broad Street elevation, consists of limestone cladding with "punched" windows, providing a more neutral transition between Pinners Hall and 119 Old Broad Street and the new building.

                                                OUTLINE BUILDING SPECIFICATION

DESIGN APPROACH CONTD.

INTERIOR FINISHES

  ENTRANCE:

The entrance area, which links directly to the main passenger lift lobby at the centre of the atrium, comprises a stone floor and either glass or stone walls to each of the side walls, and plasterboard ceiling. Set into the stone floor by the entrance doors is an entrance mat with stainless steel frame.

  ATRIUM:

The floor finish is stone. The walls to all levels of the atrium consist of frameless glazing, with obscured areas of glass having a screen printed or acid etched finish, and vision area being clear toughened glass. Areas of timber grillages are also incorporated at ground and level 1 to provide visual privacy. The exposed concrete columns and beams are painted white.

A timber or stone reception desk may be positioned by the tenant to enable access to and from the upper levels of the building to be monitored.

At the centre of the atrium are the passenger lifts. The wall to the lift shafts off the lobby is silicone glazed glass and the lift doors will be glazed with stainless steel finished frame where required.

  LIFTS:

The interior of the passenger lifts consists of stone flooring, predominantly clear glass walls and ceiling, feature lighting and stainless steel metalwork.

  OFFICE:

The office spaces at lower ground and Levels, 1, 4, 5 and 6 have a 150mm raised floor with carpet tiles. At ground level a 325mm raised floor is provided. On levels 2 and 3 provision for dealer floors has been made incorporating a 270mm raised floor and increased floor to ceiling height. The ceiling is finished with metal suspended ceiling system with integral light fittings, sprinkler heads and air diffusers. A four-pipe fan coil system within the ceiling void provides heating and cooling to the offices.

  TOILETS:

The toilets include ceramic tiled floors and walls and stone vanity units. Cubicles have timber panelled walls and full height timber partitions and doors. The rear wall of each cubicle incorporates a small stone shelf and has removable access panels to a duct behind.

                                                OUTLINE BUILDING SPECIFICATION

DESIGN APPROACH CONTD.

INTERIOR FINISHES CONTD.

  TOILETS: CONTD.

Recessed basins in vanity units and WC pans are white vitreous china. Taps and flush handles are brushed stainless steel. Above the vanity unit is a mirror, behind which are concealed paper towel dispensers.

Between the mirror and vanity unit is a ceramic tiled zone incorporating taps and soap dispensers.

A wall mounted mirror is provided away from the basins.

The ceiling consists of a flat pasterboard ceiling with recessed lighting, air extract grille and sprinklers with suitable maintenance access.

INTRODUCTION

The building is lifted out to the Developers' Standard specified herein.

STANDARDS

All materials and workmanship comply where appropriate with applicable current British or internationally recognised Standard Specifications and Codes of Practice.

  OFFICE WORKSPACE:

Typically the workspace depth is nominally 11-12m (at level 2) from the windows on the two main external elevations to the atrium window wall.

  OFFICE PLANNING MODULES:

A module of 1.50m is adopted.

  STRUCTURAL GRID:

Column spacings are at 6.0m centres along the facade and nominally 11.75 or 9.775m perpendicular to the two main facades. Spans are 11.0m varying to 6.5m in the centre portion, which are also at 6.0m centres parallel to the atrium side.

At lower ground and basement the column spacings are nominally 6.0m x 6.0m.

                                                OUTLINE BUILDING SPECIFICATION

INTRODUCTION CONTD.

STANDARDS CONTD.

  FLOOR TO SUSPENDED CEILING HEIGHTS:

Typical floor to ceiling heights measured from the top of the finished floor to the underside of the ceiling finish are:

Lower Ground            2.600m
Ground, 1, 4, 5 and 6   2.670m
Levels 2 and 3          2.800m

  FLOOR TO FLOOR HEIGHTS:

Typical floor to floor heights measured from top of the structural floor slab are:

Basement                  Varies
Lower Ground              3.435m
Ground, 1, 4 and 6        3.850m
Levels 2 to 3             4.100m

  PLANTROOMS AND CAR PARK HEADROOMS:

Roof plantroom clear headrooms are typically 2.50m and 3.250m below beams.

Basement plantroom clear headroom is typically 3.00m.

Basement car park headroom below beams is not less than 2.2m.

  RAISED FLOOR:

The buildings are designed to accommodate a nominal 150mm deep overall, raised floor in the typical office areas (270mm on levels 2 & 3 and 325mm on ground level).

                                                OUTLINE BUILDING SPECIFICATION

INTRODUCTION CONTD.

STANDARDS CONTD.

  OCCUPATIONAL DENSITIES:

The design is based upon the following occupation ratios (people per sq.m. of usable area:

W.C. provision floor by floor                         1:12
Male: female ratio                                   60:60
Disabled                                     one per floor
Air Conditioning & Lifts--General                     1:12
          --Levels 2 and 3                             1:7
Fire escape                                           1:10

  CAR PARKING:

14 car and 14 motor cycle spaces are provided at lower ground level served by an access ramp from Austin Friars Square. Space is also provided for cycles.

STRUCTURE

2000 -- PILING

The building is supported primarily on small diameter, bored, cast insitu reinforced concrete piles. (part new, part retained existing)

2500 -- CONCRETE WORKS

  BASEMENT:

Concrete ground slabs on Type 1 granular beds. Insitu reinforced concrete pile caps.

Reinforced concrete:

-- watertight ground slabs laid on concrete blinding, including manholes and sumps

--      lift pits, including excavations

--      watertight concrete retaining walls

--      reinforced concrete insitu columns and shear walls

--      suspended slabs and stairs from basement to lower ground level

                                                OUTLINE BUILDING SPECIFICATION

STRUCTURE CONTD.

2500 -- CONCRETE WORKS CONTD.

  BASEMENT: CONTD.

--      upstands and edge details

Foul and surface water drainage systems under the buildings complete with petro-interceptor and sump pumps.

Works for mechanical and electrical services, including forming holes, casting-in sleeves and the like where services pass through concrete structures, and subsoil ducts under the buildings.

Plant and storage areas have a design load capacity of 7.5kN/m(2).

  LOWER GROUND:

All as that defined under Basement for the structure between basement and ground levels.

Provision of a floating concrete slab to improve acoustic isolation of office areas which are proximate to the Central Line tunnel along Old Broad Street. The width of the isolated slab extends from the Old Broad Street side to the edge of the atrium.

Design load capacities are:

1. 3.5kN/m(2) live load allowance plus 1kN/m(2) for lightweight partitions in the office areas. There is a dead load allowance of
        0.85 kN/m(2) for ceiling, services and raised floors.

2.      5kN/m(2) in office archive areas.

3.      5kN/m(2) in car park areas.

  GROUND TO ROOF:

Insitu reinforced concrete slab and concrete downstand beams skip float finish to the main office areas.

Suspended slabs have a maximum design live load capacity of 3.5 kN/m(2) plus an allowance of 1.0 kN/sq.m. for lightweight partitions. The dead load allowance for ceilings, services and access floors to be installed by the tenant is 0.85kN/m(2).

On each floor a designated area of structure of at least 5% of the usable office is capable of sustaining a live load of 7.5kN/m(2) for storage purposes.

                                                OUTLINE BUILDING SPECIFICATION

STRUCTURE CONTD.

2500 -- CONCRETE WORKS CONTD.

  GROUND TO ROOF: CONTD.

The design imposed load at roof level is 1.5kN/m(2), except in plant areas where its 7.5kN/m(2).

Insitu reinforced concrete internal columns and downstanding beams with fair face exposed precast columns on the external facade. The building is braced by either insitu reinforced concrete core walls or framing action between beams and columns.

Steel pan main and secondary escape staincases with concrete tread infill.

Lightweight concrete in making up levels in the stair lobbies, toilets and core areas.

2800 -- STEEL FRAMED PLANTROOMS (LEVEL 7)

The structure around the roof plant areas is a painted galvanised structural steel frame supporting a lightweight roof and cladding or louvre panels.

The design imposed roof load is 0.75 kN/m(2).

BUILDING FABRIC

3200 -- EXTERNAL CLADDING

Polyester powder coated aluminium framed curtain wall to office areas, comprising internally framed structural double glazed wall (using clear solar control, low E glass) forming bay window projections from levels 2 to 4 on the Old Broad Street and Levels 1 to 4 on the Austin Friars Square elevations.

The front edges of the bay windows between levels 2 to 4 are cantilvered and tied to the post tensioned natural limestone and stainless steel mullion and truss transome assembly supported on the white fair faced precast concrete columns. The central entrance bay is treated in a similar way but with a chevron window.

Spandrel areas in front of floor slabs are insulated and faced externally with screen printed enamelled glass and internally with sheet metal.

Limestone rain screen cladding between twin white fair faced precast concrete columns with a suspended sheet weathering membrane behind.

                                                OUTLINE BUILDING SPECIFICATION

BUILDING FABRIC CONTD.

3200 -- EXTERNAL CLADDING CONTD.

Walls facing into Courtyards and those to the set back elevations at level 6 on Old Broad Street and Austin Friars Square are polyester powder coated aluminium structural double glazed curtain walls with screen printed enamelled glass spandrels in front of the floor structure.

Anodised aluminium sunscreen louvres are provided at 5th and 6th floor level.

Polyester powder coated aluminium extruded louvred cladding (insulated where required to the plantrooms at Level 7 with louvred openings where required for ventilation complete with access doors and associated ironmongery.

Polyester powder coated extruded aluminium louvred cladding with acoustic attenuation around the open chiller plant areas at roof level complete with access doors and associate ironmongery.

Single glazed, revolving main entrance door complete with adjacent single glazed safety pass doors and associated ironmongery set into the recessed entrance bay.

Single glazed side hung double entrance doors to the retail areas at ground level.

The pedestrian route has stainless steel roller grilles and ironmongery at each end.

The car park access ramp and escape staincase onto Austin Friars Square have stainless steel doors and fixed over panels. Those to the car park access ramp are perforated for ventiliation.

The thermal transmittance (U-Value) for the external cladding in office areas is equal to or better than:

Double glazed vision areas
 (excluding the frame)            --     1.60 W/m(2)K
Solid areas                       --     0.30 Wm(2)K
Frames                            --     2.80 Wm(2)K

(See document 4300 for stone faced rainscreen cladding on block walls).

3350 -- ATRIUM ROOF GLAZING

Single clear glazed, polyester powder coated metal framed roof over the atrium incorporating painted steel supporting structure, (see element 6000 for motorised fans for ventiliation and smoke evacuation in case of fire) and suspended polyester powder coated metal walkways/sunscreens complete with safely latchway wires for safety when cleaning outside.

The atrium roof glazing achieves a U-value equal to or better than 5.40
W/m(2)K.

                                                OUTLINE BUILDING SPECIFICATION

BUILDING FABRIC CONTD.

3400 -- ATRIUM GLAZING

Full height, frameless, single glazing with silicone mastic joints to the sides around the internal atrium and lift lobbies having metal faced spandrel panels cladding the edges of the structural slabs, doors and associated ironmongery.

3600 -- ROOF FINISHINGS

'Inverted Roof' construction comprising concrete paving slabs and gravel protection/ballas on insulation board on fully bonded waterproofing membrane laid on concrete roof slab to falls. The roof finish construction achieves a U value equal to or better than 0.30 W/m(2)K except the roof plant room roofs which is equal to or better than 0.6W/m(2)K.

Falls on the roof are achieved by setting the roof slab to falls.

3700 -- BLOCKWORK AND METAL DOORS

Partition walls in car park, plantrooms and core areas at basement and lower ground level and the refuse and car park ramp areas at ground level are constructed in fair fact blockwork. Existing boundary walls are faced in blockwork as are any existing retaining wall at lower ground level within office or archive areas.

External stone faced rainscreen cladding is backed with a solid blockwall to the flanking strip adjoining 119 Old Broad Street and Pinners Hall, the Austin Friars lightwell recess adjoining Pinners Hall, the flank walls adjacent to Austin Friars Square stair and to the solid areas on wall at higher levels overlooking Augustine House. (See element 4300 for the stone facing insulation and weathering membrane).

3800 -- DRYLININGS AND PARTITIONS

Dry lined partitions and suspended ceilings comprising plasterboard on a metal framework with the joint, filled and prepared to receive decorations where facing into occupied areas are installed in the following locations.

--      core areas, providing fire resistance to escape routes

-- linings to concrete block party walls and external cladding in the office areas

Thermal insulation is included in partitions where necessary adjacent external elevations.

                                                 Outline Building Specification


FINISHES


4000 - SUSPENDED CEILINGS

A modular grid painted suspended ceiling in usable office areas consisting of perforated metal tiles fixed to a two way aluminium suspended concealed grid, co-ordinated with light fittings, air diffusers and sprinkler heads and including fire rated cavity barriers as necessary

Painted plasterboard in the main lift lobbies and passenger the main ground floor entrance areas.

Installation of light fittings and controls (see element 8725) in usable office areas.


4100 - RAISED FLOORS

A full access raised floor in office areas generally having an overall depth of 150mm (270mm at levels 2 and 3 and 325mm at ground level) comprising nominal 600 x 600 x 38mm thick metal faced panels, fixed on props at 600mm centres to provide approximately a 112mm deep under floor cavity (232mm at levels 2 and 3 and 287mm ground level), complete with fire rated cavity barriers. Complies typically with the PSA MOB PF2 PS/SPU medium grade specification and is capable of supporting a 3kN point load on a 25mm square or a 1 kN/sq.m. uniformly distributed load. Deflection under either condition will not exceed 2.4mm.

Either raised access floor or screed on insulation to main stair landings and lift lobbies (as specified under element 8530).

4200 - TOILETS

    DISABLED TOILETS:

A unisex disabled toilet is provided at lower ground and levels 1 to 6.

Finishes are as described under elements 4300 and 4500 for the main toilets with the exception of the walls which are all timber panelled, stainless steel paper towel dispensers are surface mounted, waste disposal bins are free standing and stainless steel grab handles (d line or similar quality) are provided. Separate vitreous china basins are provided in lieu of those set in stone vanity taps.

4300 - STONE FINISHES

Stone wall cladding to main entrance area (externally) and pedestrian route.

Stone rainscreen external cladding with insulation and waterproofing to west core lightwells and sundry elevations at rear, adjacent Pinners Hall and 120 Old Broad Street to front elevation. (See block backing under element 3700).

                                                 Outline Building Specification


FINISHES CONTD

4300 - STONE FINISHES CONTD.

Stone wall cladding and floor finish to main passenger lift pits, and stone floor finish passenger lift cars.

Stone vanity unit tops with steel frame and cover fascias, stone cistern shelves above WC's.

Stone tiled floor finish to ground floor main entrance and atrium, lower ground atrium and stone floor finish to the central lift lobbies at all levels.

Threshold mats at main entrance doors.

4350 - CARPET

600 x 600mm Square edged anti-static carpet tiles at all office levels laid direct on the raised office floor of a quality similar to the Milliken "Affiniti Midnight Sparkle", one to one tiles fixed with a magnetic strip fixing incorporated into the backing.

600 x 600mm square edged anti-static carpet tiles laid direct stair treads, risers and landing and stair lobbies e.g. of a quality and type similar to the Milliken "Afinity Midnight Sparkle" range.

PVC nosings to stairs, e.g. of a quality and type similar to the "Gradus" polished aluminium.

4500 - JOINERY

    DOORS

Clear polished timber veneered solid core full height internal doors with hardwood frames in cores at all office levels.

MDF faced painted internal doors with softwood frames to ducts.

Doors on fire exit routes have the required fire resistance properties.

Ironmongery is satin stainless steel or anodised aluminium with tubular D handle door furniture as (d line" or similar quality).

    TOILET FINISHES GENERALLY:

Clear polished timber veneered solid core full height toilet cubicles and doors with hardwood frames.

Clear polished timber veneered panelling to the rear and flank walls of the WC cubicles with integral shelf over cistern and concealed access panels.

                                                 Outline Building Specification


FINISHES CONTD

4500 - JOINERY CONTD.

    TOILET FINISHES GENERALLY: CONTD.

Ceramic tiling to walls within the toilet circulation space.

Ceramic floor tiling.

Mirrors above vanity tops, hinged for access and wall mounted elsewhere.

Stainless steel paper towel dispensers concealed behind mirrors, waste disposal bins seated into tiled recesses, toilet roll holders and combined coat hook and door buffer (d line or similar quality) in each toilet cubicle.

    ATRIA SCREENS:

Solid hardwood screens mounted on a sliding track are provided at lower ground and ground levels to the perimeter of the atria.

     SIGNAGE:

Foamex statutory signage to emergency exits etc. and illuminated emergency signage. Stainless steel building signage and nickel plated brass floor markers to cover.

    SUNDRY ITEMS:

MDF skirtings are provided to all areas and an MDF sill to 6th floor west stair core.

4600 - HANDRAILS AND METALWORK

    GALVANISED MILD STEEL:

--  handrails to steps at changes in level in the basement

--  handrails to stairs from basement to lower ground and ground levels.

--  safety balustrades on the roof, complete with concrete bases

--  steps over pipework on the roof, complete with concrete bases

--  ventilation grillage on the car park ramp

--  access ladders and grab handles to the oil store rooms

                                                 Outline Building Specification


FINISHES CONTD

4600 - HANDRAILS AND METALWORK CONTD.

    STAINLESS STEEL:

--  balustrades in the West stair core

--  handrails in the North, South and West stair cores

--  handrails in the pedestrian route at ground floor level

Anodised aluminium access ladders to the roof vent hatches in the North, South and West Stair cores.

4700 - METAL DOORS AND SHUTTERS

Steel doors and frames of the required fire resistance, to car park areas and plant rooms and lower ground and basement levels. Steel fire shutters to car park doors on escape routes.

All metal doors have a polyester powder coated finish.

4800 - DECORATIONS

Emulsion paint to plasterboard columns and core walls facing into office areas.

Emulsion paint on exposed plasterboard suspended ceilings, walls and column casings in core areas.

Sprayed glazed finish on plasterboard walls in cleaners cupboards.

Emulsion paint to seal surfaces of blockwork walls and concrete ceilings in lift motor rooms HV substations, LV switchrooms and telecommunications rooms.

Emulsion paint on blockwalls in the car park.

Acrylic based floor paint on concrete floors in lift motor rooms, HV substations, LV switchrooms, mechanical and plumbing plant rooms and telecommunications rooms.

Parking bay markings in the lower ground car park

                                                 Outline Building Specification


EQUIPMENT

5200 - RECEPTION FURNITURE

Polished timber, glass or stone faced reception desk in the ground floor entrance hall.

5500 REFUSE COMPACTOR

A small refuse compactor and space for disposal bins is provided adjacent to the lower ground floor goods access point.

5600 OFFICE BLINDS

Internal office blinds comprising painted perforated metal slats with cord operated raise, lower and tilt control and adjustment are provided to all usable external office window vision areas (excluding atrium windows).

5800 - WINDOW CLEANING ACCESS

Rails and electrically operated trolley and cradle on the main roof at level 7 providing access for window cleaning and periodic maintenance.

Access ladder and latchway safety cable for inertia reel lanyard/harness attachment for access to the top surface of the roof glazing (See element 3350 for access to the internal roof glazing surfaces).

Fixed attachment points on the north and south plant room roofs at level 8 for either an abseiler to attach to for access to the stone walls facing adjoining property or for an inertia reel lanyard/harness attachment for roof maintenance access.

The "punched window" in stone cladding adjoining Pinners Hall and 119 Old Broad Street incorporate side hung, opening inward vents complete with safety handrails and eye bolts for lanyard/harness attachment in order to provide the facility to clean them from inside the office.

Monorail on cantilevered brackets at high level in the atrium and electrically operated cradle for access to the atrium glazed wall.

Access to clean the stainless steel brise soleil at level 6 is facilitated with the aid of a safetyway latchway cable fixed to the cleaning trolley rail adjacent. The stainless steel balconies at level 5 also incorporate a latchway cable.

                                                 Outline Building Specification


MECHANICAL SERVICES

DESIGN CRITERIA

The heating and ventilating systems are designed to suit the following design parameters.

(All area related units refer to net internal areas).

    WINTER:

External Conditions                     -4 degrees C db saturated

Internal Conditions                     20 degrees C plus/minus 1.5 degrees C


    SUMMER:


External Conditions                     CIBSE Standard Weather Year

Internal Conditions                     23 degrees C plus/minus 2.0 degrees C


    SOUND:


Excluding external noise sources a maximum overall permitted noise level of NR38 from the base building engineering services is achieved in office areas (measured in open plan unoccupied furnished space). In toilets the equivalent figure is NR45.


    OUTSIDE AIR:

A minimum 16.00 litres per second person is provided.

    HUMIDITY CONTROL:

No humidity control is provided but steam humidification could be added later, in the plan rooms to the fresh air supply by tenants, if required.

    SMALL POWER COOLING LOAD:

A cooling allowance for 20W/m2 in office areas and 35W/m2 for levels 2 and 3 (possible dealer floors).

6000 - MECHANICAL AND PLUMBING

    LEGIONELLA:

Within WC areas the hot water service distribution pipework is designed in accordance with the requirement of CIBSE document TM13.

                                                 Outline Building Specification


MECHANICAL SERVICES CONTD

6000 - MECHANICAL AND PLUMBING CONTD.

    LEGIONELLA: CONTD.

The internal bulk water storage tanks are insulated in accordance with guidelines contained in CIBSE document TM13.

    SOIL AND WASTE:

Soil and waste drainage and ventilation pipework with branches from fittings using uPVC. There are capped branch connections at each office floor for Tenants future use.

    SANITARY FITTINGS:

WC pans in white vitreous china with concealed 6 litre capacity cisterns, wall mounted level handle and white plastic solid core seats.

White vitreous china basins set in the stone vanity top with wall mounted basin mixer valve wall mounted mixer spout, and pop-up waster lever under basin.

White vitreous china WC pan and wall mounted basins with lever operated mixer taps and wall mounted grab handles in the disabled toilets.

Floor mounted white glazed fireclay bucket sink and stainless steel grating with chromium plated bib taps in cleaners cupboards.

Soap dispensing system comprising central soap reservoir, hose, concealed pump assemblies and wall mounted spout.

Generally all exposed taps and waste traps are brushed chromium plated

    WATER INSTALLATIONS:

Comprising, hot and cold water service and overflows in copper tubes. Hot water service supplied by a gas fired heater in each of the north and south roof plant rooms serving core toilet areas.

A main cold water sectional storage tank and booster pumps are located in the basement plantroom together with associated pipework.

Capped branch connections at each office floor level are provided for Tenant's future use.

A cold water bib tap is provided in the ground floor refuse storage area for hosing down a refuse compactor and in the lower ground floor car park for washing cars.

                                                 Outline Building Specification


MECHANICAL SERVICES CONTD

6000 - MECHANICAL AND PLUMBING CONTD.

    RAINWATER:

A gravity rainwater system collecting rainwater from roof outlets, using plastic pipework.

    HEATING:

High efficiency low NOX gas fired boiler plant, double wall flues, pressurisation unit and pumps located in the plant room at roof level from which LPHW black steel distribution pipework and risers serve heating coils in the various air handling plants and fan coils at each office floor level.

Low pressure hot water distribution, heating pipework from the main core riser position also serves the under floor heating to the ground floor entrance and atrium areas, warm air fan convector units serve the main and secondary escape staircases and radiators serve the west core landings.

    COOLING:

Cooling to office areas is provided by means of ceiling mounted fan coils, with a fresh air supply ducted adjacent to each fan coil unit. The entrance hall is served by fan coil positioned in the floor void below the matwell.

Heating and chilled water distribution pipework from the main core riser positions serves the fan coils.

An open acoustic louvre enclosure at roof level screens air cooled chillers and the standby generator remote cooling radiator.

Chilled water pressurisation unit and pumps are located at roof level from which black steel distribution pipework and risers serve the main air handling plant cooling coils and fan coils at each office level and entrance area.

Space for additional chilled water risers is left to allow for the possibility of future supplementary cooling together with space for pumps in the roof plant room and space for extra chillers on the roof (subject to further planning approval).

    GAS SUPPLY:

Gas services are sized to suit the base building boiler and HWS plant and a Tenant kitchen with a capacity to serve 100 meals per hour (40 cu.m./hour of gas for the kitchen). The gas meter and a gas pressure reducing set is sited in the lower ground floor with a supply to the boiler and HWS heaters and a separately metered valved branch left adjacent ready for a Tenant to extend to a future kitchen.

                                                 Outline Building Specification


MECHANICAL SERVICES CONTD

6000 - MECHANICAL AND PLUMBING CONTD.

    FIRE PROTECTION:

Fire hosereel service of galvanised mild steel. Automatic fire hosereels with a 30 metre maximum length of hose.

Dry risers with outlets at 1st to 6th floor and main roof levels are located in the fire fighting staircases.

6200 - SPRINKLERS

Sprinkler system to meet Building Regulations comprising storage tanks and electric pump sets in the basement plant room, valve sets and risers to branches at each floor level including monitored valves, floor switches, drain down pipework and sprinkler zone fire alarm panel.

Sprinkler main distribution pipework from branches in the perimeter riser core ducts run out over office areas within the ceiling voids including secondary range distribution, swivels and dropper pipework to and including flush heads fitted in ceiling tiles.

A tail end extension provides sprinkler protection within the car park.

6400 - AIR HANDLING PLANT

An air handling unit is located in each of the two roof plant rooms, comprising filters, variable volume suply air fan, heating coil, heat recovery unit, chilled water coil, automatic control dampers and silencers. The air handling unit is sized to deliver a volume of fresh air equal to 16 l/s per person throughout the office areas.

6500 - DUCTWORK

    FRESH AIR VENTILATION - GENERAL DESCRIPTION:

The building is mechanically ventilated. The mechanical fresh air supply is tempered in cold weather, cooled in the summer and dehumidified at the main air handling plant and introduced into the office space via a ceiling void ductwork system terminating adjacent to each fan coil unit.

    DISTRIBUTION DUCTWORK:

Supply air is transmitted via galvanised mild steel sheet riser ducts (to a performance specification for medium/low pressure velocity classification) to each office floor level discharging into distribution ducts which run above the false ceiling having branch outlets provided along their lengths adjacent to each fan coil unit.

                                                 Outline Building Specification


MECHANICAL SERVICES CONTD

6500 - DUCTWORK CONTD.

    DISTRIBUTION DUCTWORK: CONTD.

Supply air distribution ductwork and the main riser ducts in galvanised sheet steel ducts, a performance specification for medium-low pressure/velocity classification.

Linear pattern ceiling air diffusers.

Exhaust air is taken from the space via openings in the light fittings, is drawn through the ceiling void to the exhaust ducts on each office floor level and exhausted to atmosphere at roof level. This exhaust system also serves as the office smoke extract system in a fire situation.

    TOILET VENTILATION:

Toilet extract ventilation to provide an air change rate of 6 air changes per hour in each toilet area. Air is extracted via slots in the toilet ceilings into a system of ductwork which connects to duplex extract plant located in the roof plant room where it discharges through external grilles in the external cladding. A fresh air supply plant provides make up air to the toilets via a system of ductwork and grilles in the toilets.

    PLANT ROOM VENTILATION:

Supply and/or extract ventilation ductwork systems serving electrical and generator basement plant rooms. Cooling to lift motor rooms by means of extract fans. A mechanical smoke extract system serves basement areas.

The fire lift motor at lower ground floor level is cooled by a local "split" air conditioning unit.

    CAR PARK BAY VENTILATION:

Extract ventilation system serving the lower ground floor car park comprising ductwork and duplex fans. The extract system also serves as the smoke extract system in a fire situation.

    ATRIUM SMOKE AND SUMMER VENTILATION

Mechanical smoke extract ventilation with fans mounted at roof level and a make-up air facility at ground floor level. Additional summer ventilation fans at roof level.

                                                  Oultine Building Specification

MECHANICAL SERVICES CONT'D

6500 - DUCTWORK CONTD.

     STAIRCASES:

Smoke ventilators at roof level over internal staircases activated by break glass contacts and key switches with additional temperature and rain sensor for the west core unit.

     KITCHEN VENTILATION:

The structure is designed to accommodate a designated future soft core position adjacent to the north core where tenants can form a hole in the structure and construct additional service riser positions.

6700 - CONTROLS

The heating, cooling and ventilation plant is controlled and monitored by a software drive direct digital control building management system (BMS) incorporating stand alone outstations.

The control system provides optimised start/stop of plant, an early morning 'boost' heating control facility, frost control, weather compensated control, fire protection interfaces and includes the following:

Motor control centres, serving the air handling plant, chiller, boiler, toilet supply and extracts fire services plant, plant room ventilation plant and individual control and monitoring of each fan coil unit.

Software programmes for driving the controls.

A PC and printer for accessing and monitoring the status of the system.

As an energy saving measure, the system also provides the facility to control the supply air volume to individual floor or part floors, allowing them to operate outside normal working hours when the remainder of the building is shut-down.

Duct, plant and pipe mounted control devices includes all sensors, detectors, flow switches, control valves, damper actuators and controllers for the heating, cooling and ventilating systems.

The controls system is capable of expansion by the Tenant to control additional plants installed by the Tenant and to fully monitor the plant and conditions within the building as required.

                                                Outline Building Specification

MECHANICAL SERVICES CONTD

6900 - THERMAL INSULATION & TRACE HEATING

Thermal insulation to all heating and chilled water distribution pipework, cold water pipework in risers, roof plant rooms and where exposed to freezing, rainwater pipework in floor and ceiling voids and ventilation system supply, generator cooling water pipes and generator flues in the west core.

Thermal insulation to heating and chilled water distribution pipework serving fan coils with the usable office suspended ceiling.

Fibrous or phenolic foam type insulation, with coated aluminium foil face or equal, or pipework and ductwork.

Fire and smoke stopping around horizontal and vertical services where they pass through fire rated walls and floors.

Thermal insulation to the soffit of the lower ground floor car park, refuse area, main-entrance area and pedestrian access passage below occupied office areas.

Trace heating in addition to thermal insulation is provided to small bore cold water pipework in areas exposed to freezing and HWS "dead-leg" pipework where applicable and sprinkler pipework in the refuse store.

ELECTRICAL SERVICES

7000 - ELECTRICAL INSTALLATION

     MAIN SUPPLIER:

The electrical supply to the building is taken from a new London Electricity transformer chamber located in the basement. From this chamber new low voltage
(415V) supplies are taken to separate air switchboards serving the landlord and tenant services.

     SUB-MAIN DISTRIBUTION:

Cable risers, from the tenants' main switchboard in the basement switchroom, feed miniature circuit breaker distribution boards on each office floor for Tenants to install small power into usable office areas.

Cable risers from the landord's main switchboard feed distribution boards serving central plant, lighting and small power in all areas, except the usable office and retail.

                                                Outline Building Specification

ELECTRICAL SERVICES CONTD

7000 - ELECTRICAL INSTALLATION CONTD.

     LIGHTING & POWER IN USABLE OFFICE AREAS:

Light sub-circuits in the suspended ceiling void, between the tenant's distribution board on each floor and lighting outlet boxes. Note:- the light fittings (supplied under Element 8725 and installed under Element 4000) fix directly into the outlet boxes.

Supply and installation of electrical floor boxes (for installation in the raised floor) at a density of 1 per 12 sq.m in usable office areas at lower ground, ground and levels 1, 4, 5 and 6 and 1 per 7 sq.m at levels 2 and 3.

Each floor box comprising galvanised steel 4 compartment base and mounting frame nylon/plastic lid tray assembly suitable for carpet inlay, two twin unswitched socket power outlets and two blank plates to receive telecom/data outlets (data and telecom outlets excluded).

Small power wiring, trunking and conduit is not included. However, the main electrical supply to the building and electrical risers have been designed on the assumption that Tenants will install their small power installations at an average load of 25W/m2 on general office floors and 35/Wm2 on Dealer Floors.

     LIGHTING IN LANDLORD'S COMMON AREAS:

Lighting in main entrances and core areas is by means of recessed fluorescent downlighting fittings and those in the atrium are purpose designed for their application.

Lighting in the lower ground floor car park is by means of surface mounted metal halidon fittings. In the basement plantrooms and other landlord areas lighting is by means of surface fixed tubular fluorescent fittings.

The design average illumination is in accordance with the CIBSE Code for interior lighting (1994) as detailed below:-

Entrance halls, lobbies                 200 lux

Reception desk                          500 lux

Lifts                                   100 lux

Corridors, stairs                       100 lux

Atrium (general)                        50-200 lux

Toilets, cleaners rooms                 100 lux

                                                Outline Building Specification


ELECTRICAL SERVICES CONTD

7000 - ELECTRICAL INSTALLATION CONTD.

     LIGHTING IN LANDLORD'S COMMON AREAS: CONTD.

Telecom Room             150 lux

Boiler, Plant Rooms      100-150 lux

Control room             300 lux

Electrical switchrooms   200 lux

Store rooms              100 lux

Car parks (internal)     100 lux

Ramps                    150 lux

Emergency lighting by the use of non-maintained self contained units is provided to a escape routes; these units are either contained within fluorescent luminaires or are independent battery packs powering emergency downlighters.

     EXTERNAL LIGHTING:

External lighting is controlled via a distribution board automatically switched by a solar disk time clock. The design average illumination is in accordance with the CIBSE Lighting Guideline LG6: 1992 'The Outdoor Environment'.

     SMALL POWER IN LANDLORD'S COMMON AREAS:

Small power in the main entrance, atrium, core and other landlord areas, is provided by socket outlets recessed into walls (or surface fixed if on fair face block walls).

     FIRE ALARMS:

Addressable detection fire alarm system based upon an open plan office layout comprising break glass contacts, bells and smoke detectors.

A main monitoring zoned panel is provided in the security/control room and a repeat fire brigade panel at the brigade arrival point. These have interface connections to the main plant, lifts and sprinkler systems and a facility for fireman's control of selected plant.

     TELECOMMUNICATIONS:

Telecommunications equipment and cabling to and within the building is provided by Tenants.

                                                Outline Building Specification


ELECTRICAL SERVICES CONTD

7000 - ELECTRICAL INSTALLATION CONTD.

     TELECOMUNICATIONS: CONTD.

Separate entry ductways for both BT and Mercury are provided in two locations. A common main frame room is located at basement level.

A cable tray riser is provided in two positions for future telecoms cable installations.

     SUB-METERING:

A kilowatt hour meter is provided at each main low voltage switchboard (4 No.)

If the building is let on a multi-tenancy basis it may require additional sub-metering.

     TV AERIAL:

A central roof mounted television aerial is provided complete with the signal booster and a aerial socket in the main core at each office level.

     SECURITY INSTALLATIONS:

Closed circuit television cameras covering the Old Broad Street and Austin Friars Square elevations and the pedestrian route.

An intercom system between the main reception desk, security/control room, main Old Broad Street entrance, car park entrance and lower ground car park only.

A conduit installation, linking external doors and core doors into the usable office areas, to allow future installation of door monitoring equipment by the Tenant.

A traffic control system to regulate cars entering and leaving the lower ground floor car park.

7500 - STANDBY GENERATION

Standby generation is provided, sufficient for 100% emergency supplies to Landlord's areas and plant as detailed below. The generation plant, however, will not be of sufficient capacity to serve the air conditioning chiller plant and chilled water pumps.

(1) Boilers and associated pumps and ventilation systems.

(2) Car park ventilation, automatic parking equipment and lighting.

(3) fire fighting services i.e. hosereel and sprinkler pumps.

(4) Basements and stairs lighting and small power.

                                                Outline Building Specification


ELECTRICAL SERVICES CONTD

7500 - STANDBY GENERATION CONTD.

(5) Domestic water services.

(6) Toilet supply and extract fans

(7) Passenger and fire fighting lifts

(8) Smoke extract fans and associated fire dampers.

(9) Entrance hall reception lighting and power.

A 300 mm diameter insulated flue is provided to exhaust at roof level.

Space has been allocated in the basement for a future Tenant's generator of approximate 1000 kVA capacity.

7700 - LIGHTNING PROTECTION

A lightning protection scheme is installed to BS 6651 comprising roof mounted earth tape having coloured pvc covering. Down conduction is by connection to selected column steel reinforcement terminating in copper flexible tapes to pile reinforcement and driven earth rods.

7800 - LIFT INSTALLATIONS

The building is served by a group of 4 passenger lifts, having a contract load of 1250 kg carrying capacity of 16 persons and a travel speed of 1.6m/sec.

The passenger lifts serve ground to sixth floor levels inclusive, one pair of lifts additionally serves the lower ground floor.

Each passenger lift is finished to a high standard having stone tiled floor, suspended ceiling, concealed lighting and predominantly clear glass walls and doors.

Two fire fighting lifts within the fire fighting stair cores serve lower ground floor to levels complying with BS 5588 each having a contract load capacity of 630 kg and a car size of approximately 1400 x 1100 x 2200 mm high internally a door opening size of 800 - 2000mm and a travel speed of 1.0m/sec. The lift car includes manufacturer's standard finishes.

A separate goods lift serves basement to level 6 inclusive having a contract load of 1600 k + top hat and a travel speed of 1.0 m/sec

                                                Outline Building Specification


ELECTRICAL SERVICES CONTD

7800 - LIFT INSTALLATIONS

     OFFICE LIGHT FITTINGS:

500 x 500mm recessed, air handling, high frequency, twin lamp fluorescent luminaires with louvres and reflectors, located to suit the 1.50m planning module to provide an average illumination of 450 lux at desk top level in open plan usable office areas.

Emergency lighting is achieved by the use of non-maintained self-contained units of notional escape routes based upon an open plan layout.

The 500 x 500 mm luminaires are supplemented at perimeters and changes in direction of the grid, by 220mm diameter recessed, high frequency fluorescent downlighters.

                                                Outline Building Specification


EXTERNAL WORKS

8229 - REFACING AUGUSTINE HOUSE

Refacing to match existing with Portland stone the areas of wall of Augustine House exposed by the demolition of 116-118 Old Broad Street.

8990 - EXTERNAL WORKS

Stone paving and sub-base to paved areas inside the site boundary around the building at ground level including the pedestrian route through.

Road surfacing/waterproofing in the lower ground level car park access ramp area.

An allowance for replacing the Local Authorities pavings around the site boundary with York stone slabs and re-setting approximately 50% of the existing road kerbs.

Existing waterproofing over basement areas under pavements replaced with new master asphalt. Waterproof membrane under the paving to the public route through.

8995 - AUSTIN FRIARS SQUARE

Taking up existing pavings, regrading and laying granite setts to the service access road and York stone paving to the remaining areas of the Square.

The provision of trees, seating, kerbs and bollards.

Upgrading the existing external lighting and altering existing underground services as necessary.


                          -----------End-------------